UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FISERV, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

255 Fiserv Drive

Brookfield, Wisconsin 53045

April 11, 2007

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Fiserv, Inc., to be held at our corporate offices at 10:00 a.m. local time on Wednesday, May 23, 2007 in the Fiserv, Inc. Education Center located on the second floor.

Information about the meeting and the matters on which shareholders will act is set forth in the accompanying Notice of Meeting and Proxy Statement. Following action on these matters, management will present a report on our activities. At the meeting, we will welcome your comments on or inquiries about our business that would be of interest to shareholders generally.

At your earliest convenience, please review the information on the business to come before the meeting.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by marking your vote on your proxy card, signing and dating it, and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If your shares are registered directly with our transfer agent, then you can vote your shares by using the Internet or a toll free telephone number. Instructions for these convenient voting methods are set forth on your proxy card. Voting by proxy will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your prompt attention to this matter.

Sincerely,

Jeffery W. Yabuki

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 23, 2007

To the Shareholders of Fiserv, Inc.:

The annual meeting of shareholders of Fiserv, Inc. will be held at our corporate offices at 255 Fiserv Drive, Brookfield, Wisconsin 53045, on Wednesday, May 23, 2007, at 10:00 a.m. local time for the following purposes, which are set forth more completely in the accompanying proxy statement:

1.	To elect two directors to serve for a three-year term expiring in 2010, and in each case until their successors are elected and qualified.

2.	To approve an amendment to our articles of incorporation to allow our by-laws to provide for a majority voting standard for the election of directors in uncontested elections.

3.	To approve the Fiserv, Inc. 2007 Omnibus Incentive Plan.

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

5.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on March 20, 2007 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By order of the board of directors,

Charles W. Sprague

Secretary

April 11, 2007

Your vote is important. Our proxy statement is included with this notice. To vote your shares, please mark, sign, date and return your proxy card or vote by Internet or telephone as soon as possible. A return envelope is enclosed for your convenience if you vote by mail.

PROXY STATEMENT

Annual Meeting

This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of Fiserv, Inc., a Wisconsin corporation, of proxies for use at our annual meeting of shareholders to be held on Wednesday, May 23, 2007 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting. At the meeting, we will vote on the matters described in this proxy statement and in the accompanying notice. The annual meeting will be held at our corporate offices at 255 Fiserv Drive, Brookfield, Wisconsin 53045. We intend to mail this proxy statement and accompanying proxy card on or about April 11, 2007 to all shareholders entitled to vote at the annual meeting.

Purposes of Annual Meeting

The annual meeting has been called for the purposes of: electing two directors to serve a three-year term expiring in 2010; adopting an amendment to our articles of incorporation to allow our by-laws to provide for a majority voting standard for the election of directors in uncontested elections; adopting the Fiserv, Inc. 2007 Omnibus Incentive Plan; ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2007; and transacting such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Solicitation of Proxies

We will pay the cost of soliciting proxies on behalf of the board of directors. In addition to the use of the mail, our directors, officers and other employees may solicit proxies by personal interview, telephone or electronic communication. None of them will receive any special compensation for these efforts. We have retained the services of Georgeson Inc. (“Georgeson”) to assist us to solicit proxies. Georgeson may solicit proxies by personal interview, mail, telephone or electronic communications. We expect to pay Georgeson its customary fee, approximately $15,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of common stock held of record to the beneficial owners of shares. We will reimburse such record holders for the reasonable out-of-pocket expenses incurred by them in connection with forwarding proxy materials.

Proxies

You should complete and return the accompanying form of proxy regardless of whether you attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by: giving our corporate Secretary written notice of revocation; giving our corporate Secretary a properly executed proxy of a later date; or attending the annual meeting and voting in person; provided that, if your shares are held of record by a broker, bank or other nominee, you must obtain a proxy issued in your name from the record holder. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045.

The persons named as proxies in the accompanying proxy card have been selected by the board of directors and will vote shares represented by valid proxies. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of the proposal and each of the board’s nominees for director. Our board of directors is unaware of any other matters that may be presented for action at our annual meeting. If other matters do properly come before the annual meeting or any adjournments or postponements thereof, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders. Proxies solicited hereby will be returned to the board of directors and will be tabulated by an inspector of election, who will not be an employee or director of Fiserv, Inc., designated by the board of directors.

Record Date and Required Vote

The board of directors has fixed the close of business on March 20, 2007 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 169,487,720 shares of common stock outstanding and entitled to vote, and we had no other classes of securities outstanding. All of these shares are to be voted as a single class, and each holder is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business. Shares that abstain from voting or that are subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Directors will be elected by a plurality of votes cast at the annual meeting. A description of our policy if a nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” his or her election appears below under the heading “Current Policy on Majority Withheld Votes.”

For Proposal 2 and Proposal 4 to be approved, the votes cast for the approval of the proposal must exceed the votes cast against the proposal. For Proposal 3 to be approved, the affirmative vote of a majority of the votes cast in person or by proxy at the meeting is required. For each of these proposals, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Voting

Shareholders who own shares registered directly with our transfer agent can appoint a proxy:

•	By marking their vote on their proxy card, signing and dating it, and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States;

•	By calling a toll free number in accordance with the instructions on their proxy card; or

•	By using the Internet in accordance with the instructions on their proxy card.

Shareholders who hold shares through a bank, broker or other record holder may vote by the methods that their bank or broker makes available, in which case the bank or broker will include instructions with this proxy statement. Shareholders voting via the Internet or by telephone should understand that they will bear any costs associated with electronic or telephone access, such as usage charges from Internet access providers and telephone companies.

An individual who has a beneficial interest in shares allocated to his or her account under the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries (the “401(k) Savings Plan”) is being sent this proxy statement and a proxy card to provide instructions to vote the shares of common stock allocated to his or her account. A participant may use the proxy card to give directions to the trustee of the 401(k) Savings Plan as to how his or her allocated shares should be voted by completing, signing, dating and returning the proxy card. If the participant does not sign and return a proxy card, or if the participant does not attend the meeting and vote by ballot, the trustee of the 401(k) Savings Plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received from other participants, except that the trustee, in the exercise of its fiduciary duties, may determine that it must vote the shares in some other manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 28, 2007 by:

•	each current director and director nominee;

•	each executive officer appearing in the Summary Compensation Table on page 38;

•	all directors and executive officers as a group; and

•

any person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock based on our review of the reports regarding ownership filed with the Securities and Exchange Commission in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Name(1)	Number of Shares of Common Stock Beneficially Owned(2)(3)(4)	Percent of Class(5)
Barclays Global Investors(6) 45 Fremont Street San Francisco, CA 94105	13,879,540	8.2%
Jeffery W. Yabuki	243,881	*
Norman J. Balthasar	925,061	*
Michael D. Gantt	25,913	*
Thomas J. Hirsch	37,640	*
Kenneth R. Jensen(7)	1,556,978	*
Thomas A. Neill	181,019	*
Donald F. Dillon(8)	3,633,033	2.1
Daniel P. Kearney	40,608	*
Gerald J. Levy	171,053	*
Glenn M. Renwick	19,125	*
Kim M. Robak	10,747	*
L. William Seidman(7)	94,015	*
Thomas C. Wertheimer	12,845	*
All directors and executive officers as a group (17 persons)	7,339,510	4.2%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owner is care of Fiserv, Inc., 255 Fiserv Drive, Brookfield, WI 53045.

(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. Mr. Balthasar has pledged 99,285 shares of stock owned by him.

(3)	Includes stock options, which, as of February 28, 2007, were exercisable currently or within 60 days: Mr. Yabuki – 128,878; Mr. Balthasar – 649,417; Mr. Gantt –19,031; Mr. Hirsch – 27,162; Mr. Jensen – 1,169,920; Mr. Neill – 152,666; Mr. Dillon – 681,962; Mr. Kearney – 37,591; Mr. Levy – 57,391; Mr. Renwick – 15,108; Ms. Robak – 7,730; Mr. Seidman – 46,470; Mr. Wertheimer – 9,628; and all directors and executive officers as a group – 3,120,087.

(4)	Includes shares of restricted stock subject to vesting: Mr. Yabuki – 69,435; Mr. Balthasar – 27,561; Mr. Gantt – 5,338; Mr. Hirsch – 9,524; Mr. Jensen – 15,437; Mr. Neill – 18,733; Mr. Dillon – 3,017; Mr. Kearney – 3,017; Mr. Levy – 2,796; Mr. Renwick – 3,017; Ms. Robak – 3,017; Mr. Seidman – 3,017; Mr. Wertheimer – 3,017; and all directors and executive officers as a group – 227,180.

(5)	On February 28, 2007, there were 170,283,789 shares of common stock outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder, but not deemed outstanding for the purpose of calculating the percentage of any other person.

(6)	According to the Schedule 13G filed by Barclays Global Investors with the Securities and Exchange Commission on January 23, 2007, Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, and Barclays Global Investors Japan Limited collectively beneficially own 13,879,540 shares.

(7)	Mr. Jensen retired as our Chief Financial Officer in 2006 and will be retiring from service on the board of directors upon the commencement of our 2007 annual meeting of shareholders. Mr. Seidman will be retiring from service on the board of directors upon the completion of his current one year term at the 2007 annual meeting of shareholders.

(8)	Mr. Dillon is the trustee of the Dillon Foundation which holds 218,750 shares of our common stock. As trustee, Mr. Dillon has voting and investment power over the shares held by the foundation. These shares are included in his reported beneficial ownership.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors

Our articles of incorporation provide for a board of directors that is divided into three classes. The terms for each class are generally three years, staggered over time. There are no family relationships among any of our directors or executive officers, and no nominee for director has been nominated pursuant to any agreement or understanding between us and any person.

All of the nominees for election as director at the annual meeting are incumbent directors. These nominees have consented to serve as a director if elected and management has no reason to believe that any nominee will be unable to serve. Unless otherwise specified, the shares of common stock represented by the proxies solicited hereby will be voted in favor of the nominees proposed by the board of directors. In the event that any of the nominees for director becomes unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee, if any, as the board of directors may propose.

The affirmative vote of a plurality of the votes cast is required for the election of directors. A description of our policy if a nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” his or her election appears below under the heading “Current Policy on Majority Withheld Votes.”

Nominees for Election

Each person listed below is nominated for election to serve a three-year term ending at the 2010 annual meeting of shareholders and until her or his successor is elected and qualified. The board of directors recommends that you vote FOR its nominees for director.

Kim M. Robak (age 51) has been a director since 2003. Ms. Robak is a partner at Ruth, Mueller & Robak, LLC. Previously, Ms. Robak was Vice President for External Affairs and Corporation Secretary at the University of Nebraska from 1999 to 2004. Ms. Robak served the State of Nebraska as Lieutenant Governor from 1993 to 1999, as Chief of Staff from 1992 to 1993, and as Legal Counsel from 1991 to 1992. During her tenure in state government, she chaired the Governor’s Information Resources Cabinet and led the Information Technology Commission of Nebraska. She also serves as a director of: FBL Financial Group, Inc. (a provider of life insurance, annuities, and mutual funds to individuals and small businesses); First Ameritas Life Insurance Corporation of New York (life insurance company); Union Bank & Trust Company (financial institution); and the Lincoln Partnership for Economic Development (economic development collaboration). Principal Occupation: Partner at Ruth, Mueller & Robak, LLC.

Thomas C. Wertheimer (age 66) has been a director since 2003. Mr. Wertheimer is a Certified Public Accountant and a retired Senior Audit Partner of PricewaterhouseCoopers (“PwC”). He served as lead audit partner for a number of key multinational and national clients of PwC, including publicly held automotive manufacturing, financial services and retail companies. He also held technical accounting and audit quality positions including Director of Accounting, Auditing and SEC for the Midwest Region of Coopers & Lybrand. Mr. Wertheimer served on the Board of Partners at Coopers & Lybrand from 1995 until its merger with Price Waterhouse in 1998. Mr. Wertheimer currently serves as director of Vishay Intertechnology, Inc. (a publicly traded electronic component manufacturer). He also has been a consultant to the Public Company Accounting Oversight Board since 2003, assisting in designing and executing its program of inspection of registered accounting firms. Principal Occupation: Financial Consultant.

Continuing Directors

Continuing terms expiring in 2008

Donald F. Dillon (age 67) has been Chairman of the board of directors since 2000. Mr. Dillon served as Vice Chairman of the board of directors from May 1995 to June 2000. In 1976, Mr. Dillon and an associate founded Information Technology, Inc. (“ITI”), a provider of banking software and services. ITI was acquired by Fiserv, Inc. in 1995, and, since then, Mr. Dillon has continued in his post as Chairman of ITI. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce, Lincoln, Nebraska, and served as Senior Vice President – Information Management Division. Mr. Dillon has over 35 years of experience in the financial and data processing industries. He also serves as Chairman of the Board of Trustees and Executive Committee Member for Doane College in Crete, Nebraska, and is a member of the Board of Trustees for the University of Nebraska and a member of the University of Nebraska’s Directors Club. Principal Occupation: Chairman of the Board of Directors of Fiserv, Inc.

Gerald J. Levy (age 75) has been a director since 1986. He is known nationally for his involvement in various financial industry organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank, Milwaukee, Wisconsin, in various capacities, including as Chairman since 2002 and Chief Executive Officer from 1973 to 2002. He also serves as a director of Guaranty Bank and Guaranty Financial M.H.C., the holding company of Guaranty Bank (financial institutions). Principal Occupation: Chairman of Guaranty Bank.

Glenn M. Renwick (age 51) has been a director since 2001. Mr. Renwick is President and Chief Executive Officer of The Progressive Corporation. Before being named Chief Executive Officer in 2001, Mr. Renwick served as Chief Executive Officer – Insurance Operations and Business Technology Process Leader from 1998 through 2000. Prior to that, he led Progressive’s Consumer Marketing group and served as President of various divisions within Progressive. Mr. Renwick joined Progressive in 1986 as Auto Product Manager for Florida. He also serves as a director of The Progressive Corporation (a publicly traded property and casualty insurance company), Mayfield Village, Ohio. Principal Occupation: President and Chief Executive Officer of The Progressive Corporation.

Continuing terms expiring in 2009

Daniel P. Kearney (age 67) has been a director since 1999. Mr. Kearney is a Financial Consultant and served as Chief Investment Officer of Aetna, Inc. from 1991 to 1998. In 1995, he assumed the additional responsibility of President of Aetna’s annuity, pension and life insurance division, retiring in 1998. Prior to joining Aetna, Mr. Kearney was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board. Before that, he was a principal at Aldrich, Eastman and Waltch, Inc., a Boston-based pension fund advisor. From 1977 to 1988, Mr. Kearney was with Salomon Brothers, Inc. as Managing Director of its Real Estate Financing Department and a founder of its Mortgage Securities Department, and from 1976 to 1977 he was Associate Director of the United States Office of Management and Budget. He served as President of the Government National Mortgage Association (Ginnie Mae) from 1974 to 1976, Deputy Assistant Secretary of the Department of Housing and Urban Development from 1973 to 1974, and as Executive Director of the Illinois Housing Development Authority from 1969 to 1973. Previously, he was in private law practice in Chicago, Illinois. Mr. Kearney has over 30 years of experience in the banking, insurance and legal industries. Mr. Kearney also serves as a director of MGIC Investment Corporation (a publicly traded mortgage insurance company), Milwaukee, Wisconsin and MBIA, Inc. (a publicly traded financial guarantor), Armonk, New York. Principal Occupation: Financial Consultant.

Jeffery W. Yabuki (age 47) has been a director and our President and Chief Executive Officer since 2005. Before joining Fiserv, Mr. Yabuki served as Executive Vice President and Chief Operating Officer for H&R Block, Inc., a financial services firm, from 2002 to 2005. From 2001 to 2002, he served as Executive Vice President of H&R Block and from 1999 to 2001, he served as the President of H&R Block International. From 1987 to 1999, Mr. Yabuki held various executive positions with American Express Company, a financial services firm, including President and Chief Executive Officer of American Express Tax and Business Services, Inc. He currently serves as a director of PetSmart, Inc. (a publicly traded pet supplies and services company), Phoenix, Arizona and MBIA, Inc. (a publicly traded financial guarantor), Armonk, New York. Principal Occupation: President and Chief Executive Officer of Fiserv, Inc.

Current Policy on Majority Withheld Votes

The Fiserv, Inc. Principles of Corporate Governance currently provide that, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) will promptly tender his or her resignation. The nominating and corporate governance committee of the board of directors will then promptly consider the resignation submitted by a director receiving a Majority Withheld Vote, and the committee will recommend to the board whether to accept the tendered resignation or reject it, applying the factors set forth in the Principles of Corporate Governance.

The board of directors will act on the committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the committee’s recommendation, the board will consider the factors considered by the committee and such additional information and factors the board believes to be relevant. Following the board’s decision, we will promptly file a Form 8-K with the Securities and Exchange Commission that sets forth the board’s decision whether to accept the resignation as tendered, including a full explanation of the process by which the decision was reached, and, if applicable, the reasons for rejecting the tendered resignation.

Any director who tenders a resignation pursuant to this provision will not participate in the committee recommendation or the board consideration regarding whether to accept the tendered resignation. The Principles of Corporate Governance also set forth a procedure for acting if a majority of the members of the committee received Majority Withheld Votes at the same election. The full text of the Principles of Corporate Governance can be found on the corporate governance page on our website at www.fiserv.com.

As further described below, if Proposal 2 is approved, in future elections our directors will be elected by a majority of votes cast.

PROPOSAL 2

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

Current Standard and Policy

Wisconsin law provides that directors are elected by a plurality of the votes cast unless otherwise specified in a corporation’s articles of incorporation. Because our articles of incorporation do not specify otherwise, our directors are currently elected by a plurality of the votes cast. This means that the director nominees with the most votes cast in their favor are elected, regardless of any withheld votes.

Description of Amendment Generally

The board of directors has adopted, subject to shareholder approval, an amendment to our articles of incorporation that would allow us to amend our by-laws to provide that, in an uncontested election, a nominee must receive a majority of the votes cast to be elected as a director. Under this proposal, in contested elections, where the number of nominees exceeds the number of directors to be elected, the voting standard would continue to be a plurality of votes cast.

Background

Shareholders of many public companies have recently urged that directors be elected by a majority of the votes cast, rather than be elected by a plurality of the votes cast. Under the plurality standard, the directors who receive the most votes are elected. Because the number of nominees and the number of open seats are the same in an uncontested election, a nominee need only receive a single affirmative vote to be elected. As a result, a number of public companies have adopted charter or bylaw provisions implementing a majority vote standard and/or by-laws or corporate governance guidelines requiring a director who does not receive a majority of votes to submit his or her resignation to the board or one of its committees. Such policies or by-laws, as the case may be, are designed to address the typical state law provision that provides that a director remains in office until his successor is elected, even if the director has not received a vote sufficient for re-election. Wisconsin law has such a provision regarding director succession, and as discussed above under the heading “Current Policy on Majority Withheld Votes,” we have adopted a resignation policy in our Principles of Corporate Governance. We have not previously adopted a majority voting standard.

The nominating and corporate governance committee and the board of directors as a whole have carefully considered the arguments for and against a majority voting standard. We believe that the plurality voting standard provides greater certainty that the annual election will result in a full and duly elected board of directors. However, the board of directors also recognizes that requiring a majority of the votes cast ensures that only directors with broad acceptability among the voting shareholders will serve on the board and enhances the accountability of each board member to our shareholders. While the current resignation policy in our Principles of Corporate Governance seeks to address the same issues as the proposed amendment, the proposed amendment, if adopted by the shareholders, would implement a majority voting standard and provide more certainty of the majority voting standard over the longer term. In recent elections, our director nominees have received votes for election that exceeded a majority of the number of our shares outstanding. As a result, the difference in voting standards would have had no impact on us. The board of directors has concluded that the proposed amendment to allow for a majority vote standard is in the best interest of the company and our shareholders, and therefore recommends that you approve this Proposal 2.

Amendment of Articles of Incorporation

Under Wisconsin law, a standard for election of directors other than a plurality may only be used if it is specified in the articles of incorporation. If the amendment is approved, a new Article IX of our articles of incorporation will be added and will read as follows:

ARTICLE IX

The By-laws of the Corporation may provide that, to the extent provided in such By-laws, each director of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, subject to the terms and conditions set forth within such By-laws. For purposes of clarity, the provisions of the foregoing sentence do not apply to vacancies or newly created directorships filled by a vote of the Board of Directors.

If approved by shareholders, this amendment will become effective upon the filing of articles of amendment to our articles of incorporation with the Wisconsin Department of Financial Institutions. We would make such a filing promptly following the annual meeting. The new standard would be applicable to the election of directors at the 2008 annual meeting of shareholders.

Amendment to By-Laws

The board of directors has adopted, subject to shareholder approval of the amendment to the articles of incorporation described above, an amendment to our by-laws that will become effective upon filing the articles of amendment. The amendment of our by-laws does not require any shareholder action. If the shareholders do not approve the proposed amendment to the articles of amendment, the by-law amendment will not become effective.

The amendment to the by-laws provides that each director will be elected by the majority of the votes cast with respect to that director’s election at any meeting of shareholders for the election of directors, other than a contested election. A majority of the votes cast will mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “withheld” with respect to that director’s election. In a contested election, each director will be elected by a plurality of the votes cast with respect to that director’s election at the meeting.

The amendment to the by-laws further provides that, in an uncontested election of directors, any nominee for director who is already serving as a director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Against Vote”) will promptly tender his or her resignation. The nominating and corporate governance committee of the board of directors will then promptly consider the resignation submitted by a director receiving a Majority Against Vote, and the committee will recommend to the board whether to accept the tendered resignation or reject it.

The board of directors will act on the committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the committee’s recommendation, the board will consider the factors considered by the committee and such additional information and factors the board believes to be relevant. Following the board’s decision, we will promptly file a Form 8-K with the Securities and Exchange Commission that sets forth the board’s decision whether to accept the resignation as tendered, including a full explanation of the process by which the decision was reached, and, if applicable, the reasons for rejecting the tendered resignation.

Any director who tenders a resignation pursuant to this provision will not participate in the committee recommendation or the board consideration regarding whether to accept the tendered resignation. The amendment to the by-laws also set forth a procedure for acting if a majority of the members of the committee receive Majority Against Votes at the same election.

Vote Required and Recommendation of the Board of Directors

The votes cast for the approval of the amendment of the articles of incorporation must exceed the votes cast against the approval of the amendment in order for the amendment to be approved. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the amendment.

The board of directors recommends that you vote in favor of Proposal 2.

PROPOSAL 3

APPROVAL OF THE FISERV, INC. 2007 OMNIBUS INCENTIVE PLAN

Summary of Proposal

Our board of directors is seeking approval from the shareholders of the Fiserv, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”), including the authority to issue 10,000,000 shares of our common stock under the 2007 Plan. The two complementary purposes of the 2007 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and to increase shareholder value. The board desires to provide participants incentives to increase shareholder value by offering them the opportunity to acquire shares of our common stock, to receive monetary payments based on the value of our common stock, or to receive other incentive compensation.

Effect of Proposal on the Fiserv, Inc. Stock Option and Restricted Stock Plan

We have in effect the Fiserv, Inc. Stock Option and Restricted Stock Plan (the “Existing Equity Plan”), under which there are approximately 1,660,585 shares of common stock available for future option and restricted stock grants. If our shareholders approve the 2007 Plan, the Existing Equity Plan will terminate, no new awards will be granted under the Existing Equity Plan, and the authority to issue the remaining shares of common stock available under the Existing Equity Plan will terminate. All awards that we granted under the Existing Equity Plan that are outstanding as of the date of the approval of the 2007 Plan will remain outstanding and will continue to be governed by the Existing Equity Plan. As of March 20, 2007, there were 9,534,528 shares of common stock subject to outstanding options and 488,516 shares of restricted stock that had not vested under the Existing Equity Plan. The options had a weighted average exercise price of $36.71 and a weighted average term of 6.2 years.

Effect of Proposal on the Fiserv, Inc. Executive Incentive Compensation Plan

We also have in effect the Fiserv, Inc. Executive Incentive Compensation Plan (the “Existing Incentive Plan”), which allows us to grant performance-based cash incentive awards to specified employees. If the 2007 Plan is approved by the shareholders, we will terminate the Existing Incentive Plan at the end of the 2007 calendar year, although it will continue to govern awards granted prior to its termination. Specifically, we may make cash incentive payments in the first quarter of 2008 pursuant to the performance goals that we established under the Existing Incentive Plan in the first quarter of 2007.

Effect on Existing Plans if Proposal 3 is Not Approved

If the 2007 Plan is not approved, the Existing Equity Plan and Existing Incentive Plan will remain in effect in accordance with their terms.

Authorized Shares and Stock Price

Our restated articles of incorporation authorize the issuance of 450,000,000 shares of common stock. There were 169,487,720 shares of our common stock issued and outstanding as of March 20, 2007, and the market value of a share of our common stock as of that date was $52.07.

Summary of the Terms of the 2007 Plan

The following is a summary of the material provisions of the 2007 Plan, a copy of which is attached hereto as Annex A and is incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the 2007 Plan. Any inconsistencies between this summary and the text of the 2007 Plan will be governed by the text of the 2007 Plan.

Administration and Eligibility

The 2007 Plan will be administered by the compensation committee or the board of directors with respect to employee participants and the board of directors with respect to director participants (we refer to such committee or board, as the case may be, as the “administrator”), which will have the authority to interpret the provisions of the 2007 Plan; make, change and rescind rules and regulations relating to the 2007 Plan; and change or reconcile any inconsistency in any award or agreement covering an award. The administrator may designate any of the following as a participant under the 2007 Plan to the extent consistent with its authority: any of our or our affiliates’ officers or other employees or individuals engaged to become such an officer or employee, consultants who provide services to us or our affiliates and our non-employee directors. The selection of participants will be based upon the administrator’s opinion that the participant is in a position to contribute materially to our continued growth and development and to our long-term financial success. We currently have eight non-employee directors and approximately 850 employees who are eligible to participate in the 2007 Plan.

The board may delegate some or all of its authority under the 2007 Plan to a committee of the board, and the compensation committee may delegate some or all of its authority under the 2007 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16b-3 of the Exchange Act unless the delegation is to a committee of the board that consists only of outside directors.

Types of Awards

Awards under the 2007 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, dividend equivalent units, incentive cash awards or other equity-based awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries’ employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the 2007 Plan

The 2007 Plan provides that 10,000,000 shares of common stock are reserved for issuance under the plan. The 2007 Plan also provides that we may only issue an aggregate of 2,500,000 shares of common stock upon the exercise of incentive stock options and 4,000,000 shares of common stock pursuant to awards of restricted stock, restricted stock units, performance shares, performance units valued in a relation to a share of common stock and any other similar award under which the value of the award is measured as the full value of a share of common stock, rather than the increase in the value of a share.

In general, if an award granted under the 2007 Plan expires, is canceled or terminates without the issuance of shares, if shares are forfeited under an award, or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares, then such shares will again be available for issuance under the 2007 Plan.

Options

The administrator will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the administrator may determine. The administrator will also determine the number of options granted and whether an option is to be an incentive stock option or non-qualified stock option. The administrator will fix the option price per share of common stock, which may not be less than the fair market value of the common stock on the date of grant. Fair market value is defined as the last sales price of a share of our common stock as reported in The Wall Street Journal for the date in question, or if no sales of our common stock occur on such date, on the last preceding date on which there was such a sale. The administrator will determine the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. Options will be exercisable at such times and be subject to such restrictions and conditions as the administrator deems necessary or advisable. The stock option exercise price will be payable in full upon exercise in cash or its equivalent, by tendering shares of previously acquired common stock having a fair market value at the time of exercise equal to the exercise price, or by a combination of the two.

Stock Appreciation Rights

The administrator will have the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2007 Plan provides that the administrator will determine all terms and conditions of each stock appreciation right, including: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; the number of shares of common stock to which the stock appreciation right relates; a grant price that will not be less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; the terms and conditions of exercise or maturity; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, common stock or a combination of the two.

Performance and Stock Awards

The administrator will have the authority to grant awards of restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of common stock. Performance shares means the right to receive shares of common stock to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The administrator will determine all terms and conditions of the awards, including: the number of shares of common stock and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; whether the restrictions imposed on restricted stock or restricted stock units will lapse, and any portion of the performance goals subject to an award will be deemed achieved, upon a participant’s death, disability or retirement; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock; and, with respect to performance units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.

Incentive Awards

The administrator will have the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent that one or more performance goals are achieved. The administrator will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable and the timing of payment. The administrator must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement of one or more performance goals during the period the administrator specifies. The administrator may deem that performance goals subject to an award are achieved upon a participant’s death, disability or retirement, or such other circumstances as the administrator may specify. The performance period for an annual incentive award must relate to a period of one fiscal year, and the performance period for a long-term incentive award must relate to a period of more than one fiscal year, except that, in each case, if the award is made in the year the 2007 Plan becomes effective, at the time of commencement of employment with us or on the occasion of a promotion, then the award may relate to a shorter period.

Dividend Equivalent Units

The administrator will have the authority to grant dividend equivalent units. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. The administrator will determine all terms and conditions of a dividend equivalent unit award, including whether: the award will be granted in tandem with another award; payment of the award be made currently or credited to an account for the participant which provides for the deferral of such amounts until a stated time; and the award will be settled in cash or shares of common stock.

Other Awards

The administrator will have the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our common stock on the date of the award.

Performance Goals

For purposes of the 2007 Plan, performance goals mean any goals the administrator establishes that relate to one or more of the following with respect to us or any one or more of our subsidiaries, affiliates or other business units: net sales; cost of sales; revenues; gross income; net income; operating income; income from continuing operations; earnings (including before interest and/or taxes and/or depreciation and amortization); earnings per share (including diluted earnings per share); cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; operating working capital; average accounts receivable; economic value added; customer satisfaction; operating margin; profit margin; sales performance; sales quota attainment; new sales; cross/integrated sales; client engagement; client acquisition; net promoter score; internal revenue growth; and client retention. In the case of awards that the administrator determines will not be considered “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the administrator may establish other performance goals not listed in the 2007 Plan.

Award Limits

In order to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the 2007 Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the 2007 Plan, no participant may be granted awards that could result in such participant: receiving options for, or stock appreciation rights with respect to, more than 500,000 shares of common stock during any fiscal year; receiving awards of restricted stock or restricted stock units relating to more than 120,000 shares of common stock during any fiscal year; receiving awards of performance shares or awards of performance units, the value of which is based on the fair market value of common stock, for more than 120,000 shares of common stock during any fiscal year; receiving awards of performance units, the value of which is not based on the fair market value of shares of common stock, of more than $3,000,000 in any fiscal year; receiving other stock-based awards not described above and that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code with respect to more than 120,000 shares of common stock during any fiscal year; receiving an annual cash incentive award of more than $3,000,000 in any single fiscal year; or receiving a long-term cash incentive award of more than $6,000,000 in any fiscal year. Each of these limitations is subject to adjustment as described above.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, unless the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death or to transfer an award for no consideration.

Adjustments

If:

•	we are involved in a merger or other transaction in which our common stock is changed or exchanged;

•

we subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property;

•

we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that the board of directors determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•

any other event occurs, which, in the judgment of the board of directors or compensation committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2007 Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2007 Plan and subject to certain provisions of the Internal Revenue Code, adjust the number and type of shares of common stock subject to the 2007 Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a change of control, as defined in the 2007 Plan, then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the change of control provisions of the 2007 Plan. The administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the 2007 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change of Control

Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, in the event of a change of control, the successor or purchaser in the change of control transaction may assume an award or provide a substitute award with similar terms and conditions and preserving the same benefits as the award it is replacing. If the awards are not so assumed or replaced, then unless otherwise determined by the board of directors prior to the date of the change of control, immediately prior to the date of the change of control:

•

each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;

•	restricted stock and restricted stock units that are not vested will vest;

•

each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit, and each performance share and/or performance unit for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the value of the performance share and/or performance unit multiplied by a percentage based on the portion of the performance period that has elapsed as of the date of the change of control;

•

all incentive awards that are earned but not yet paid will be paid, and all incentive awards that are not yet earned will be cancelled in exchange for a cash payment equal to the amount that would have been due if the performance goals (measured at the time of the change of control) continued to be achieved through the end of the performance period multiplied by a percentage based on the portion of the performance period that has elapsed as of the date of the change of control;

•	all dividend equivalent units that are not vested will vest and be paid in cash; and

•	all other awards that are not vested will vest and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

Term of Omnibus Plan

Unless earlier terminated by our board of directors, the 2007 Plan will remain in effect until all common stock reserved for issuance under the 2007 Plan has been issued. If the term of the 2007 Plan extends beyond 10 years, no incentive stock options may be granted after such time unless our shareholders approve an extension of the 2007 Plan.

Termination and Amendment

The board of directors or the compensation committee may amend, alter, suspend, discontinue or terminate the 2007 Plan at any time, except:

•	the board of directors must approve any amendment to the 2007 Plan if we determine such approval is required by action of the board, applicable corporate law or any other applicable law;

•

shareholders must approve any amendment to the 2007 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

•

shareholders must approve any amendment to the 2007 Plan that materially increases the number of shares of common stock reserved under the 2007 Plan or the per participant award limitations set forth in the 2007 Plan or that diminishes the provisions on repricing or backdating stock options and stock appreciation rights.

The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the 2007 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or to preserve favorable accounting or tax treatment of any award for us. The authority of the administrator to terminate or modify the 2007 Plan or awards will extend beyond the termination date of the 2007 Plan. In addition, termination of the 2007 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2007 Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited

Neither the administrator nor any other person may decrease the exercise price for any outstanding stock option or stock appreciation right after the date of grant nor allow a participant to surrender an outstanding stock option or stock appreciation right to us as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.

Backdating Prohibited

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the 2007 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the 2007 Plan in a foreign country will not affect the terms of the 2007 Plan for any other country.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the 2007 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2007 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2007 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2007 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2007 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2007 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid officers (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The 2007 Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation.

Code Section 409A

Awards under the 2007 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. If the requirements of Section 409A are not complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2007 Plan, and we expect to seek to structure awards under the 2007 Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A. To the extent that we determine that any award granted under the 2007 Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The 2007 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant.

New Plan Benefits

Upon being elected or continuing as a director, each outside director is granted a non-qualified stock option to purchase up to the number of shares of our common stock as is determined by dividing $135,000 by the closing price of our common stock on the date of our annual meeting. The options have an exercise price equal to the closing price of our common stock on the grant date, vest 20% per year on each anniversary of the grant date, and expire 10 years from the grant date. We also grant each outside director such number of shares of restricted stock as is determined by dividing $40,000 by the closing price of our common stock on the grant date. The restrictions on the restricted shares lapse with respect to 20% of the shares on each anniversary of the grant date. If our shareholders approve Proposal 3, we expect to issue the options to purchase common stock and shares of restricted stock to non-employee directors at the time of the 2007 annual meeting of shareholders under the 2007 Plan.

Other than the grants to non-employee directors at the time of the annual meeting, we cannot currently determine the awards that may be granted under the 2007 Plan in the future to the executive officers named in this proxy statement, other officers, directors or other persons. The administrator will make such determinations from time to time.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2006:

	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our shareholders:
Stock Option and Restricted Stock Plan	9,699,763	$34.67	2,636,231
Employee Stock Purchase Plan	—	N/A	439,908	(1)
Equity compensation plans not approved by our shareholders	—	—	—

Total	9,699,763	$34.67	3,076,139

(1)	The number of shares remaining available for future issuance under the Employee Stock Purchase Plan is subject to an annual increase on the first day of each fiscal year equal to the lesser of (i) 600,000 shares, (ii) 1% of the shares of our common stock outstanding on such date, or (iii) a lesser amount determined by the our board of directors.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the 2007 Plan. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the approval of the 2007 Plan.

The board of directors recommends that you vote in favor of Proposal 3.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP

The audit committee of the board of directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Deloitte & Touche LLP has served as our independent public accounting firm since 1986. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

Selection of our independent registered public accounting firm is not required to be submitted for shareholder approval, but the audit committee of our board of directors is seeking ratification of its selection of Deloitte & Touche LLP as a matter of good corporate practice. If our shareholders do not ratify this selection, the audit committee of the board of directors will consider it a direction to select another independent public accounting firm for 2008. Even if the selection is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

Vote Required and Recommendation of the Board of Directors

To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the votes cast for ratification must exceed the votes cast against ratification. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

The board of directors recommends that you vote in favor of Proposal 4.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that Donald F. Dillon, Daniel P. Kearney, Gerald J. Levy, Glenn M. Renwick, Kim M. Robak, L. William Seidman and Thomas C. Wertheimer are “independent” within the meaning of Nasdaq Marketplace Rule 4200(a)(15). In determining the independence of directors, our board of directors considers, among other matters, circumstances where a director also serves as a director of a client. In particular, the board considered the fact that Guaranty Bank, of which Mr. Levy is the chairman, is one of our clients. Our board of directors determined that the relationship does not, in any way, impact the independence of Mr. Levy. Jeffery W. Yabuki is not “independent” because he is our President and Chief Executive Officer.

Our former Chief Executive Officer, Leslie M. Muma, who served as a director until he retired at our 2006 annual meeting of shareholders, and our former Chief Financial Officer, Kenneth R. Jensen, who is currently serving as a director until he retires upon the commencement of our 2007 annual meeting of shareholders, were considered to be not independent because each served as an executive officer of Fiserv, Inc.

Meetings and Attendance

During our fiscal year ended December 31, 2006, our board of directors held eight meetings, and each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which she or he served. Directors are expected to attend each annual meeting of shareholders. All directors serving on the board at the time of our 2006 annual meeting of shareholders attended the meeting.

Committees of the Board of Directors

Our board of directors has three standing committees: a nominating and corporate governance committee; an audit committee; and a compensation committee. The directors currently serving on these committees satisfy the independence requirements contained in the Nasdaq Marketplace Rules applicable to such committees, including the enhanced independence requirements for members of the audit committee. Each of these committees has the responsibilities set forth in written charters adopted by the board of directors. We make copies of each of these charters available free of charge on our website at www.fiserv.com. Other than the text of the charters, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

Nominating and Corporate Governance Committee

Membership and Responsibilities

The nominating and corporate governance committee assists the board of directors in identifying and evaluating potential nominees for a directorship, and recommending qualified nominees to the board of directors for consideration by the shareholders. In addition, the nominating and corporate governance committee oversees our corporate governance procedures. The members of the nominating and corporate governance committee are Ms. Robak (Chairperson), Mr. Kearney and Mr. Levy, each of whom is independent. The nominating and corporate governance committee held eight meetings during 2006.

Nominations of Directors

The nominating and corporate governance committee recommends to the full board of directors the director nominees to stand for election at our annual meeting of shareholders and to fill vacancies occurring on the board. In this regard, the nominating and corporate governance committee regularly assesses the appropriate size of the board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee utilizes a variety of methods to identify and evaluate director candidates. Candidates may come to the attention of the committee through current directors, professional search firms, shareholders or other persons.

Once the committee has identified a prospective nominee, the committee will evaluate the prospective nominee in the context of the then current constitution of the board of directors and will consider all factors it considers appropriate, which may include those set forth in our Governance Guidelines. The board of directors and the nominating and corporate governance committee believe the following minimum qualifications must be met by a director nominee to be recommended by the committee:

•	Each director must display the highest personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•	Each director must be highly accomplished in his or her respective field, with strong credentials and recognition and broad experience.

•	Each director must have relevant expertise and experience and be able to offer advice and guidance to our chief executive officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all of our shareholders, and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the board of directors and to enhance his or her knowledge of our business.

In addition, we seek to have at least one director who is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Exchange Act, and we must have at least one director (who may also be an “audit committee financial expert”) who, in accordance with the Nasdaq Marketplace Rules, has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. From time to time the board may engage a professional search firm to identify potential director candidates.

In making recommendations to the board of directors, the nominating and corporate governance committee examines each director nominee on a case-by-case basis regardless of who recommended the nominee. The committee will consider persons recommended by shareholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Governance Guidelines and the Nominating and Corporate Governance Committee Charter. The committee does not evaluate shareholder nominees differently than any other nominee.

Pursuant to procedures set forth in our by-laws, our nominating and corporate governance committee will consider shareholder nominations for directors if our corporate Secretary receives timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be in proper form, the notice must, among other matters: list the name and residence address of the person or persons to be nominated; include each nominee’s written consent to be named in our proxy statement and to serve as a director if elected; describe all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee; and contain such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act. To be timely, the notice must be received by the applicable deadline set forth in our by-laws. The detailed requirements for nominations are set forth in our by-laws, which were attached as an exhibit to our Annual Report on Form 10-K the fiscal year ended December 31, 2003. A copy of our by-laws will be provided upon written request to our corporate Secretary. Additional requirements regarding shareholder proposals, including director nominations, are described below under the heading “Shareholder Proposals for the 2008 Annual Meeting” on page 57.

Audit Committee

Membership and Responsibilities

The audit committee’s primary purpose is to provide independent review and oversight of our financial reporting processes and financial statements, management’s system of internal controls, our audit process and our results of operations and financial condition. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the board of directors, management, our internal audit function and the independent auditors. In connection with its responsibilities, the audit committee is directly and solely responsible for the appointment, compensation, retention, termination and oversight of the independent auditors. The members of the audit committee are Mr. Seidman (Chairman), Mr. Kearney and Mr. Wertheimer, each of whom is independent as defined by applicable Nasdaq and Securities and Exchange Commission rules. The board of directors has determined that each of Mr. Seidman, Mr. Kearney and Mr. Wertheimer qualify as an “audit committee financial expert,” as that term is used in Item 407(d)(5) of Regulation S-K. The audit committee held 12 meetings during 2006.

Audit Committee Report

In accordance with its written charter adopted by the board of directors, the audit committee provides independent review and oversight of accounting and the financial reporting processes and financial statements of Fiserv, Inc., the system of internal controls that management and the board of directors have established, the audit process and the results of operations of Fiserv, Inc. and its financial condition. Management has the responsibility for preparing the company’s financial statements and the independent auditors have the responsibility for examining those statements.

The audit committee has reviewed and discussed with management and the independent auditors the audited financial statements of Fiserv, Inc. for the fiscal year ended December 31, 2006. The audit committee has also discussed with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor any relationships that may impact the independent auditors’ objectivity or independence, and the committee has satisfied itself as to the auditors’ independence.

The audit committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the internal controls and internal audit organization, responsibilities, budget and staffing of Fiserv, Inc. The audit committee reviewed with both the independent auditors and the internal auditors their respective audit plans, audit scope and identification of audit risks.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements of Fiserv, Inc. be included in its Annual Report on Form 10-K for 2006, for filing with the Securities and Exchange Commission.

L. William Seidman, Chairman
Daniel P. Kearney
Thomas C. Wertheimer

Compensation Committee

The compensation committee: evaluates the performance of our executive officers; approves executive officer compensation; reviews management’s recommendations as to the compensation of other key personnel; makes recommendations to the board of directors regarding the types, methods and levels of director compensation; administers the compensation plans for the officers, directors and key employees; and discharges other responsibilities of the board of directors when so instructed by the board of directors.

The members of the compensation committee are Mr. Renwick (Chairman), Mr. Levy and Mr. Wertheimer, each of whom is independent. The compensation committee held three meetings during 2006. Additional information regarding the compensation committee and our policies and procedures regarding executive compensation, including, among other matters, our use of compensation consultants and management’s role in determining compensation, is provided below under the heading “Compensation Discussion and Analysis – Determining Compensation.”

Communications with the Board of Directors

Shareholders may communicate with our board of directors or individual directors, by submitting communications in writing to us at 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer. Such communications will be delivered directly to our board of directors or such individual directors, as applicable.

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy that requires all related person transactions be reviewed and approved by: the audit committee of the board of directors; or, if the audit committee is not able to review the transaction for any reason (e.g., if a majority if its members were interested in a transaction), a majority of the disinterested members of the board; or, if the transaction involves the compensation of an executive officer or director, the compensation committee of the board of directors. The policy also provides that, at least annually, each ongoing, previously approved related person transaction is to be reviewed by the body that originally approved the transaction: to ensure that it is being pursued in accordance with all of the understandings and commitments made at the time that it was previously approved; to ensure that the commitments being made with respect to such transaction are appropriately reviewed and documented; and to reaffirm the continuing desirability of and need for the related person arrangement.

A related person transaction is a transaction in which we are proposed to be a participant and in which a related person may have a direct or indirect material interest. Our policy adopts the definition of a related person contained in Item 404(a) of Regulation S-K and applies to our directors and executive officers, immediate family members of our directors and executive officers, security holders who beneficially own five percent or more of any class of our outstanding voting securities, an immediate family member of any significant shareholder, and any entity that is owned or controlled by any of the foregoing.

The audit committee (or, as applicable, the board of directors or the compensation committee) will consider all relevant factors with respect to a proposed related person transaction, and will only approve such a transaction if the audit committee determines that the transaction is in our and our shareholders’ best interests or, if an alternate standard of review is imposed by applicable laws, statutes, governing documents, or listing standards, if such alternate standard of review is satisfied.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that, during our fiscal year ended December 31, 2006, all Section 16 reporting persons complied with all applicable filing requirements, except that Mr. Levy reported the sale of 10,000 shares on October 30, 2006 on a Form 4 that was filed on November 15, 2006.

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees billed by Deloitte & Touche LLP and related entities for services provided during fiscal year 2005 and 2006. The audit committee has concluded that Deloitte & Touche LLP’s provision of the audit and permitted non-audit services described below is compatible with Deloitte & Touche LLP maintaining its independence.

	2005	2006
Audit Fees	$2,104,000	$2,482,000
Audit-Related Fees	464,000	613,000
Tax Fees	349,000	403,000
All Other Fees	0	0

Total	$2,917,000	$3,498,000

Audit Fees.    The fees identified under this caption were for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and for foreign statutory audits.

Audit-Related Fees.    Audit-related fees are professional services rendered by Deloitte & Touche LLP for employee benefit plan audits, service auditor reports and accounting consultations.

Tax Fees.    Tax fees consist principally of tax consultations and tax return preparation.

Pre-Approval Policy.    In 2006, the audit committee pre-approved all services provided by our independent registered public accounting firm. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may form, and delegate authority to, a subcommittee consisting of one or more members to approve the provision of audit and permitted non-audit services. If the subcommittee approves any services, it is required to provide the full audit committee with a report regarding the services that it approved at the audit committee’s next scheduled meeting. In addition, the audit committee pre-approves particular services, subject to certain monetary limits, after the audit committee is presented with a schedule describing the services to be approved, which is accompanied by detailed back-up information regarding the specific services to be provided. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management.

COMPENSATION DISCUSSION AND ANALYSIS

General

The Compensation Discussion and Analysis portion of this proxy statement is designed to provide you with information regarding how we compensate our executive officers. Our discussion is organized as follows:

•	Determining Compensation. This section contains a discussion of the roles of the parties involved in the process of determining director and executive officer compensation.

•	Compensation Philosophy. This section describes our compensation philosophy and objectives.

•

Elements of Compensation.    This section details each element of compensation that we provide to our executive officers, including the key features of the compensation and how each element furthers our compensation philosophy.

•	Analysis of Named Executive Officer Compensation. This section focuses on the compensation provided to each named executive officer.

•	Deductibility of Compensation. This section explains our practices with respect to Section 162(m) of the Internal Revenue Code and the deductibility of compensation paid to executive officers.

•	Equity Policies. This section describes our equity policies, including our equity award policy and share ownership and disposition guidelines.

•	Employment and Other Agreements with Executive Officers. This section contains a description of the material terms of our contractual arrangements with the named executive officers.

Determining Compensation

The Compensation Committee

The compensation committee of the board of directors is responsible for overseeing executive officer compensation. The board of directors determines the membership of the compensation committee, which currently consists of three directors, each of whom is a “non-employee director” for purposes of 16b-3 under the Exchange Act and “independent” as defined by applicable Nasdaq Marketplace Rules. The compensation committee operates under a written charter that identifies its responsibilities. The committee and the board review and, if necessary, revise the charter from time to time.

The compensation committee’s responsibilities generally include: approval of compensation policies, employee benefit plans and bonus awards; review of executive officer compensation; administration of our equity incentive plans; review of shareholder proposals related to compensation matters; and consultation with management regarding employee compensation programs. During the first quarter of each year, the compensation committee approves the cash incentive and equity awards for executive officers based on the prior year’s performance and establishes the objective performance goal or goals to be achieved for the current year.

The committee meets at scheduled times during the year, and it also considers and takes action by written consent from time to time. The chairman of the committee reports on committee activities and recommendations to the full board at each board meeting.

Management’s Role in Determining Compensation

When formulating recommendations to the compensation committee regarding certain executive officer compensation, our chief executive officer considers a number of factors in addition to the performance criteria used by the compensation committee when establishing the maximum awards under the incentive plans. For example, a business group’s net operating profit is considered when determining the compensation of a group president. Full achievement of these additional performance measures cannot cause the compensation payable to the executive officer to be greater than the maximum awards established by the compensation committee. Conversely, achievement of these additional performance criteria at less than the maximum generally causes the amount of compensation payable to the executive officer to be reduced. The compensation committee has oversight of, and retains full discretion to reduce, eliminate or increase any award that may be earned by a participant under any incentive plan.

Consultants

The committee has, in the past, engaged the services of outside advisors, experts and others to assist it to discharge its charter responsibilities. In addition, from time to time, management engages consultants to assist it with compensation matters. For example, in 2006, management engaged, and continues to engage, Towers Perrin to conduct a compensation study regarding, among other matters, how we structure our incentive compensation programs for management at various levels throughout the company. The study is ongoing and will be used by management to formulate recommendations to the compensation committee regarding the structure of our annual and long-term incentive plans. Management has shared, and expects to continue to share, the results of this study with the compensation committee.

Compensation Philosophy

We believe that the quality, skills and dedication of our executive officers are critical to our success. Our key compensation goals are to attract the best executive talent, to retain our key leaders, to reward performance, to provide incentives for future performance, and to align our executives’ long-term interests with those of our shareholders. We use a variety of compensation methods to achieve these goals, including base salary, annual cash incentive awards and equity awards.

Decisions regarding executive officer compensation are primarily based on our financial performance. Additional factors that affect compensation may include: the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive’s responsibilities; the executive’s contribution to our financial results; and the executive’s effectiveness in achieving corporate initiatives. Other considerations include an executive’s current salary and prior-year bonus, and the appropriate balance between incentives for long-term and near-term performance. In all cases, compensation is awarded that is designed to provide an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value.

Elements of Compensation

The compensation of our executive officers consists of the following components:

•	Base salary

•	Annual pay-for-performance (cash and equity)

•	Employee stock purchase plan

•	Retirement savings plan

•	Benefits

•	Severance arrangements

Base Salary

Base salaries for executive officers are established based on the scope of their responsibilities. We also consider the compensation paid by other companies for similar positions. We set base salaries at a level that we believe will attract and retain strong leaders. Base salaries are reviewed annually by the compensation committee and adjusted from time to time to recognize individual performance, promotions or changes in the competitive market.

Annual Pay-For-Performance

General

Annual cash incentive awards are paid to reward past performance and to provide an incentive for future performance. Cash awards are paid for the prior year’s performance and are based upon an evaluation of how we and the executive performed compared to that year’s financial, operational and strategic goals and objectives. We also make annual grants of stock options and restricted stock. Because the ultimate value of these equity awards depends on our future performance, we are able to reward an executive immediately while creating an incentive for future performance.

Incentive Plans

Our board of directors has adopted, and our shareholders have approved, the Fiserv, Inc. Executive Incentive Compensation Plan and the Fiserv, Inc. Stock Option and Restricted Stock Plan. Each year, the compensation committee establishes, during the first 90 days of a performance year, the performance goal or goals to be achieved by the end of the year in order to receive cash incentive payments and restricted stock awards. The committee’s goal is to establish a correlation between the annual incentives awarded to our executive officers and our financial performance in a manner that is designed to comply with 162(m) of the Internal Revenue Code. The performance goals are based on the targeted amounts of one or more of the following measures: earnings per share, revenue, net operating profit, return on equity and return on assets. In fixing performance goals, the committee may exclude the impact of any item, including any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes. As noted above, additional performance criteria are considered for certain executive officers, such as group presidents, depending on their responsibilities. These other considerations generally result in the actual cash incentives and equity awards to be less than the award that could have been earned for achieving a specified performance goal. In no event can these other considerations increase the maximum awards authorized by the compensation committee. The performance goals are set in a range such that, as higher levels of achievement are reached, more incentive compensation is potentially earned. Generally, it is unlikely that the top end of the range would be achieved, but it is likely that the threshold level would be achieved. Nevertheless, the compensation committee retains full discretion to reduce, eliminate or increase any award that may be earned by a participant under any incentive plan.

After the end of each performance year, the committee approves the cash incentive and equity awards for executive officers. The value of equity awards is generally delivered to executive officers approximately 75% in options and 25% in restricted stock. The value of a share of restricted stock is equal to the closing price of a share of our common stock on the date the award is made. The value of an option is less than the closing price, although the exercise price of the option is equal to the closing price on the date of grant. As a result, we grant more options than shares of restricted stock. We emphasize the use of options in our compensation structure because their value depends on our future performance as reflected in our stock price. Accordingly, the executive benefits from the options only to the extent that our shareholders benefit.

Timing of Awards

In the first quarter of 2005, the compensation committee approved the performance targets and potential cash and restricted stock awards for fiscal year 2005. The committee evaluated our and our executives’ performance in the first quarter of 2006, and equity awards were made and cash incentive awards were determined at that time. The cash incentive awards earned in 2005 and paid in 2006 for each named executive officer are discussed below, and the equity awards made in 2006 are reported in the Grants of Plan-Based Awards table below. In the first quarter of 2006, the compensation committee approved the performance targets and potential cash and restricted stock awards for fiscal year 2006. The committee evaluated our and our executives’ performance in the first quarter of 2007, and equity awards were made and cash incentive awards were determined at that time. The cash incentive awards that were earned for 2006 and paid in 2007 appear in the Summary Compensation Table below under the heading “Non-Equity Incentive Plan Compensation.” The shares of restricted stock and options granted in 2007 are discussed below and will be, as applicable, reported in the Grants of Plan-Based Awards table in our proxy statement for our 2008 annual meeting of shareholders.

Incentive Awards – Mr. Yabuki, Mr. Balthasar and Mr. Jensen

Mr. Yabuki and Mr. Balthasar received awards of cash, restricted stock and options for 2006. Mr. Jensen and Mr. Balthasar received awards of cash, restricted stock and options for 2005. Potential cash incentive awards increase as earnings per share increase by specified percentages. If the threshold percentage is achieved, a cash incentive award of not greater than a specified percentage of the executive’s annual base salary is payable. If the threshold percentage is not achieved, no cash incentive award is payable. We believe that percentage increase in earnings per share is a desirable measure on which to base compensation because it is the most visible measure of our performance. As noted above, when setting the earnings per share performance goal, the compensation committee may exclude specified expenses or revenues.

In 2005, for Mr. Balthasar and Mr. Jensen, if the threshold percentage increase in earnings per share was achieved, the lowest potential cash award was not more than 12% of the executive’s base salary and the highest potential cash award was not more than 136% of the executive’s annual base salary. The cash incentive awards paid to Mr. Balthasar and Mr. Jensen for 2005 were equal to 103% and 101% of their respective base salaries. In 2006, for Mr. Yabuki and Mr. Balthasar, if the threshold percentage increase in earnings per share was achieved, the lowest potential cash award was not more than 12% of the executive’s annual base salary and the highest potential cash award was not more than 136% of the executive’s annual base salary. The cash incentive awards paid to Mr. Yabuki and Mr. Balthasar for 2006 were equal to 106% and 85% of their respective base salaries. Generally, the cash incentive awards to Mr. Balthasar and Mr. Jensen are adjusted so that they are approximately 80% of the cash incentive award payable to our chief executive officer. In all cases, if the threshold percentage increase in earnings per share was not achieved, no bonus was payable. The cash incentive awards that were paid to Mr. Yabuki and Mr. Balthasar with respect to our performance in 2006 are shown in the Summary Compensation Table below.

The number of equity awards granted to Mr. Yabuki, Mr. Balthasar and Mr. Jensen was based on increase in earnings per share and revenues. As our earnings per share and revenue increase, the size of the potential equity award increases. When considering the amount of equity to award, the compensation committee weights the increase in earnings per share 75% and the growth in revenue 25%, unless the percentage growth in revenue for the most recent year causes the three-year average of revenue growth to be higher than the three-year percentage growth in earnings per share, in which case, the compensation committee weights the increase in earnings per share 100%. We use percentage increase in earnings per share as a performance measure because we believe that it is the most visible measure of our performance, and, in order to encourage the earnings growth necessary to continue to increase earnings per share, we reward revenue growth. The rule that would cause us to disregard revenue growth if it exceeds earnings per share growth is in place to encourage management to generate high margin revenue.

When determining how many shares of restricted stock and options were earned in 2005 and 2006, the compensation committee started with a base number of each type of award and then applied a multiplier that ranged from 0.34, if the threshold performance targets were met, to 2.04, if the maximum performance targets were met. For 2005, the committee applied an equity multiplier of 1.14 to the base equity award for Mr. Jensen and Mr. Balthasar. For 2006, the committee applied an equity multiplier of 0.9825 to the base equity award for Mr. Yabuki and Mr. Balthasar. The options and shares of restricted stock that we granted Mr. Balthasar in 2006 are shown in the Grants of Plan-Based Awards table below. We did not grant Mr. Yabuki any options or shares of restricted stock in 2006.

Incentive Awards – Mr. Gantt and Mr. Neill

Mr. Gantt and Mr. Neill received awards of cash, restricted stock and options for 2005 and 2006. The factors that we use to evaluate the performance of our executive officers vary because their responsibilities vary. For example, the compensation paid to a group president depends, in large part, on the financial performance of his or her group during the year. On the other hand, the compensation of executive officers with company-wide responsibilities depends on factors specific to their respective positions and on the performance of the company as a whole.

We granted Mr. Neill and Mr. Gantt, both of whom are group presidents, cash and equity incentive awards in 2005 and 2006. For both years, cash incentive awards were based on a number of factors. The factors that were considered, and their respective weights at targeted cash incentive compensation, were: group net operating profit (50%), group internal revenue growth (20%), achievement of group objectives established at the beginning of the year (10%), results of client satisfaction survey (5%), group normalized sales quota attainment (5%), company-wide earnings per share (5%), and profitability of the business units within each group (5%). The cash incentive award ranged from 0% to 119% of the executive’s annual base salary, with a target cash incentive award of 55% of the executive’s annual base salary. The target award was payable for achieving an 8% increase in internal revenue growth, achieving a 10% increase in net operating profit growth, and meeting the other performance goals.

The cash incentive awards that we paid to Mr. Gantt for 2005 and 2006 were equal to 56% of his annual base salary for 2005 and 2006. The cash incentive awards that we paid Mr. Neill for 2005 and 2006 were equal to 89% and 54% of his annual base salary for 2005 and 2006, respectively. The cash incentive awards that were paid to Mr. Gantt and Mr. Neill with respect to our performance in 2006 are shown in the Summary Compensation Table below.

Mr. Neill and Mr. Gantt were also eligible to receive equity awards. In each case, a base equity award was multiplied by two multipliers: a company performance multiplier, which was based on company earnings per share and company revenue growth, that ranged from 0, if the threshold performance target was not achieved, to

2.04, if the maximum target was achieved; and a group multiplier, which was based on group net operating profit and group internal revenue growth, that ranged from 0, for negative growth, to 4.45, if the maximum target was achieved. For 2005, the committee applied an equity multiplier of 2.150 and 2.7625 to the base equity amounts to determine the grants to Mr. Gantt and Mr. Neill, respectively. For 2006, the committee applied an equity multiplier of 2.35 and 2.93 to the base equity amounts to determine the grants to Mr. Gantt and Mr. Neill, respectively. The equity awards made in 2006 to Mr. Gantt and Mr. Neill are shown in the Grants of Plan-Based Awards table below.

Incentive Awards – Mr. Hirsch

Mr. Hirsch received awards of cash, restricted stock and options for 2005 and 2006. The awards were made at the discretion of the compensation committee based on its review of Mr. Hirsch’s performance and, for 2006, on our increase in earnings per share. Mr. Hirsch’s target cash incentive award for 2006 was 50% of his base salary and the maximum award was 75% of his base salary. The actual cash incentive award earned by Mr. Hirsch for 2006 was equal to 71% of his base salary and is shown in the Summary Compensation Table below. The compensation committee also granted Mr. Hirsch restricted stock and options. These awards are shown in the Grants of Plan-Based Awards table below.

Employee Stock Purchase Plan

We maintain a tax-qualified employee stock purchase plan that is generally available to all employees, including executive officers, which allows participants to acquire our common stock at a discounted price. This plan allows participants to buy our common stock at a 15% discount to the market price with up to 10% of their salary and incentives (subject to IRS limits), with the objective of allowing employees to benefit when the value of our stock increases over time. Under applicable tax law, no plan participant may purchase more than $25,000 in market value of our stock (based on the market value of our stock on the last trading day prior to the beginning of the enrollment period for each subscription period) in any calendar year.

Retirement Plans

The compensation committee allows our executive officers to participate in our 401(k) Savings Plan, and the terms governing the retirement benefits under these plans for our executive officers are the same as those available for other eligible employees. Our 401(k) Savings Plan provides a long-term savings vehicle that allows for pretax contributions by our employees and tax-deferred earnings. Employees may generally contribute up to 50% of eligible annual pay to the 401(k) Savings Plan, not to exceed the annual IRS limit of $15,000 for 2006. Employees at least 50 years of age by the end of 2006 were eligible to make additional 401(k) catch-up contributions to a maximum of $5,000. Employees direct their own investments in the 401(k) Savings Plan.

After employees, including executive officers, have been employed for one year, and satisfy certain additional eligibility requirements, they become eligible for matching and discretionary contributions. For every $1.00 a participant contributes (up to the first 1% of his or her pay), we contribute $1.00 to the participant’s account. For every additional $1.00 a participant contributes (up to the following 5% of his or her pay, for a total of 6% of eligible wages), we contribute $0.40 to the participant’s account. In 2006, we also made discretionary profit sharing contributions that ranged from 0% to 6% of annual base salary depending on our and, if applicable, a particular business group’s operating results. If the statutory maximum contribution is reached for a particular participant, the amount of our contribution in excess of the statutory amount is distributed to the participant. Participants’ rights vest in the matching and discretionary contributions over the course of five years (40% after two years; 60% after three years; 80% after four years; and 100% after five years). Both matching and discretionary contributions are subject to the annual approval of the board of directors.

Benefits

Except as provided in the Key Executive Employment and Severance Agreements (“KEESAs”) and in Mr. Yabuki’s employment agreement, our healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including executive officers. We share the cost of health and welfare benefits with our employees, and the cost is dependent on the level of benefits coverage that each employee elects.

Perquisites

We generally do not provide personal-benefit perquisites to executive officers or directors.

Severance Arrangements

We enter into KEESAs with our executive officers. A description of the purpose and terms of the KEESAs is discussed in further detail below under the heading “Employment and Other Agreements with Executive Officers.”

Analysis of Named Executive Officer Compensation

Compensation of Mr. Yabuki

Mr. Yabuki’s compensation is comprised of his base salary, cash incentive awards and equity grants. As described more fully under the heading “Employment and Other Agreements with Executive Officers” below, Mr. Yabuki’s employment agreement provides for a base salary of $840,000 and a target bonus of not less than his annual base salary. In 2005, the year in which Mr. Yabuki became our Chief Executive Officer, he received a prorated salary and a bonus pursuant to his employment agreement. These amounts were set forth in the summary compensation table in last year’s proxy statement.

In 2006, we paid Mr. Yabuki a salary of $840,000 and, in the first quarter of 2007, he received a cash incentive award of $893,760 for his and our performance in 2006. The cash incentive award appears in the Summary Compensation Table below. He also received a grant of 16,586 shares of restricted stock and options to purchase 124,392 shares of common stock. The cash incentive award was equal to 106% of his annual base salary, and the equity multiplier applied to his base equity award was 0.9825. Because the equity awards were made in 2007, they will be included in the Grants of Plan-Based Awards table in our proxy statement for our 2008 annual meeting of shareholders.

In 2006, we added a performance-based condition to the vesting of the shares of restricted stock that we granted Mr. Yabuki at the time that he became our Chief Executive Officer. The performance-based vesting condition has been satisfied because we achieved the specified earnings per share target. Accordingly, so long as Mr. Yabuki remains employed by us, the restrictions on the shares will lapse on December 1, 2008.

Compensation of Mr. Balthasar

As described more fully under the heading “Employment and Other Agreements with Executive Officers” below, on November 7, 2005, we entered into a Retention Agreement with Mr. Balthasar in connection with his future retirement as Senior Executive Vice President and Chief Operating Officer. Mr. Balthasar’s agreement provides that he is entitled: to receive salary and bonus (pro rata for partial years) at current or equivalent formula rates; to receive long-term incentive compensation on the same or equivalent basis as long-term incentive compensation has been made to date or, if Mr. Balthasar no longer serves as Chief Operating Officer, a replacement long-term incentive plan recommended by the Chief Executive Officer; and to participate in employee benefit, welfare, retirement and other fringe benefit plans in effect for our executive officers generally.

In the first quarter of 2005, the compensation committee established the performance goals for Mr. Balthasar for 2005. Upon review of his and our performance in 2005, the compensation committee, in the first quarter of 2006, awarded Mr. Balthasar a cash incentive payment of $725,000, 14,803 shares of restricted stock and options to purchase 111,025 shares of common stock. The cash incentive award was equal to 103% of his annual base salary, and the equity multiplier applied to his base equity award was 1.14. Additional details regarding the equity awards appear in the Grants of Plan-Based Awards table below.

In the first quarter of 2006, the compensation committee established the performance goals for Mr. Balthasar for 2006. Upon review of his and our performance in 2006, the compensation committee, in the first quarter of 2007, awarded Mr. Balthasar a cash incentive payment of $621,376, 12,758 shares of restricted stock and options to purchase 95,686 shares of common stock. The cash incentive award was equal to 85% of his annual base salary, and the equity multiplier applied to his base equity award was 0.9825. The cash incentive award appears in the Summary Compensation Table below. Because the equity awards were made in 2007, they will be included, if applicable, in the Grants of Plan-Based Awards table in our proxy statement for our 2008 annual meeting of shareholders.

Compensation of Mr. Jensen

Mr. Jensen retired as our Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary in 2006. Mr. Jensen’s annual base salary during 2006 was $715,000, of which he earned $417,083 prior to his retirement. On August 1, 2006, Mr. Jensen entered into a Consulting Services Agreement which provides that we will pay him a consulting fee of $10,000 per month for the services that he renders under the agreement. The $50,000 earned by him during 2006 was paid on February 1, 2007. The term of the agreement ends on the first day of the month in which we hold this year’s annual meeting of shareholders, or May 1, 2007.

In the first quarter of 2005, the compensation committee established the performance goals for Mr. Jensen for 2005. Upon review of his and our performance in 2005, the compensation committee, in the first quarter of 2006, awarded Mr. Jensen a cash incentive payment of $700,000, 14,803 shares of restricted stock and options to purchase 111,025 shares of common stock. The cash incentive award was equal to 101% of his annual base salary, and the equity multiplier applied to his base equity award was 1.14. Additional details of the equity awards appear in the Grants of Plan-Based Awards table below.

Following his retirement as our Chief Financial Officer, Mr. Jensen became eligible to receive compensation as a non-employee director. In 2006, he received $20,583 in director fees, a grant of 634 shares of restricted stock and options to purchase 2,524 shares of common stock. Mr. Jensen will retire from our board of directors upon the commencement of our 2007 annual meeting of shareholders.

Compensation of Mr. Gantt

In the first quarter of 2005, the compensation committee established the performance goals for Mr. Gantt for 2005. Upon review of his and our performance in 2005, the compensation committee, in the first quarter of 2006, awarded Mr. Gantt a cash incentive payment of $265,000, 3,122 shares of restricted stock and options to purchase 23,420 shares of common stock. The cash incentive award was equal to 56% of his annual base salary, and the equity multiplier applied to his base equity award was 2.15. Additional details of the equity awards appear in the Grants of Plan-Based Awards table below.

In the first quarter of 2006, the compensation committee established the performance goals for Mr. Gantt for 2006. Upon review of his and our performance in 2006, the compensation committee, in the first quarter of 2007, awarded Mr. Gantt a cash incentive payment of $282,200, 2,216 shares of restricted stock and options to purchase 16,624 shares of common stock. The cash incentive award was equal to 56% of his annual base salary, and the equity multiplier applied to his base equity award was 2.35. The cash incentive award appears in the Summary Compensation Table below. Because the equity awards were made in 2007, they will be included, if applicable, in the Grants of Plan-Based Awards table in our proxy statement for our 2008 annual meeting of shareholders.

Compensation of Mr. Hirsch

Mr. Hirsch became our Chief Financial Officer in 2006. In connection with his promotion, Mr. Hirsch’s annual base salary was increased from $275,000 to $315,000 and he received options to purchase up to 20,000 shares of our common stock. The options will vest 100% on the third anniversary of the grant date. These options were granted to Mr. Hirsch to reward him for his promotion and to provide incentive for his performance in his new capacity over the longer-term.

For his and our performance in 2005, we paid Mr. Hirsch a cash bonus of $115,000 and granted him 7,024 shares of restricted stock and options to purchase 3,542 shares of common stock. These awards were based on quantitative factors, such as our financial performance and capital efficiency, and qualitative factors, such as an assessment of his leadership. Additional details of the equity awards appear in the Grants of Plan-Based Awards table below.

In the first quarter of 2006, the compensation committee established the performance goals for Mr. Hirsch for 2006. Upon review of his and our performance in 2006, the compensation committee, in the first quarter of 2007, awarded Mr. Hirsch a cash incentive payment of $224,500, 2,500 shares of restricted stock and options to purchase 25,000 shares of common stock. The cash incentive award was equal to 71% of his annual base salary. The cash incentive award appears in the Summary Compensation Table below. Because the equity awards were made in 2007, they will be included in the Grants of Plan-Based Awards table in our proxy statement for our 2008 annual meeting of shareholders.

Compensation of Mr. Neill

In the first quarter of 2005, the compensation committee established the performance goals for Mr. Neill for 2005. Upon review of his and our performance in 2005, the compensation committee, in the first quarter of 2006, awarded Mr. Neill a cash incentive payment of $380,000, 16,733 shares of restricted stock and options to purchase 27,224 shares of common stock. The cash incentive award was equal to 89% of his annual base salary, and the equity multiplier applied to his base equity award was 2.7625. Additional details of the equity awards appear in the Grants of Plan-Based Awards table below.

In the first quarter of 2006, the compensation committee established the performance goals for Mr. Neill for 2006. Upon review of his and our performance in 2006, the compensation committee, in the first quarter of 2007, awarded Mr. Neill a cash incentive payment of $240,000, 2,000 shares of restricted stock and options to purchase 20,000 shares of common stock. The cash incentive award was equal to 54% of his annual base salary, and the equity multiplier applied to his base equity award was 2.93. The cash incentive award appears in the Summary Compensation Table below. Because the equity awards were made in 2007, they will be included, if applicable, in the Grants of Plan-Based Awards table in our proxy statement for our 2008 annual meeting of shareholders.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of the next four highest compensated executive officers. Certain performance-based compensation is not subject to the deduction limit. We seek to make cash awards and grants of options and shares of restricted stock under our plans in a manner that is not subject to the limit imposed by Section 162(m). For example, the Fiserv, Inc. Executive Incentive Compensation Plan and the Fiserv, Inc. Stock Option and Restricted Stock Plan have each been approved by our shareholders, which is one of the requirements under Section 162(m). Our compensation committee believes that we should use our best efforts to cause any compensation paid to executives to be deductible. However, in order to maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, it is not a policy of the committee that all executive compensation must be deductible.

Equity Policies

Equity Award Policy

Our board of directors recognizes that the granting of equity awards presents specific legal, tax and accounting issues and has therefore adopted a policy for all issuances of equity awards. For purposes of our policy, an “equity award” is any compensatory award under our equity plans in the form of our common stock or any derivative of common stock, including, without limitation, stock options, restricted stock, restricted stock units or performance shares. It is our general policy to grant awards to directors, officers and employees one time per year. Annual grants of equity awards are determined at the first regularly scheduled meeting of the compensation committee, which typically occurs in February after we issue our financial results for the prior year. In addition, in order to accommodate the need to grant awards from time to time to, among others, newly-hired employees or newly-promoted employees, the compensation committee delegates its authority to our chief executive officer to enable him to make grants of equity awards within certain parameters.

Any equity award to a non-executive officer, non-director during the period between the annual compensation committee meetings at which grants are made (such as when we hire an employee or when an employee earns a promotion that merits the grant of an equity award) must be approved by our chief executive officer; provided that he may not: authorize more than a specified number of awards to any individual during any 12 month period; authorize the issuance of more than an aggregate number of shares during any 12 month period; grant ISOs; set the exercise price for an option below the closing price of our common stock on the date of grant; or authorize the issuance of any awards to a director or executive officer.

In order to comply with Section 16 of the Exchange Act, all awards to directors and executive officers must be authorized by the board or a committee thereof that is composed of two or more non-employee directors, and, in order to comply with Section 162(m) of the Internal Revenue Code, all awards to executive officers and to any other person that the compensation committee determines may be a “covered employee” (as is defined in Section 162(m)) shall be made by a committee comprised solely of “outside directors” (as defined in Section 162(m)). In all cases, all grants of equity awards are made in accordance with Wisconsin state law, the charter of the compensation committee, and the terms of the plan pursuant to which the award is made.

Awards approved at the annual compensation committee meeting are granted following the meeting of the board of directors that is held after the committee meeting. The options that are granted have an exercise price equal to the closing price of our common stock on the date of grant. Annual grants to members of the board are made on the date of our annual shareholder meeting. Grants to new employees or new directors are made on the date of commencement of employment or service, as the case may be. All other awards are made on the date of the event warranting the grant. For example, if an employee is to receive a grant in connection with a promotion, the award is granted on the effective date of the promotion.

Unless specified otherwise by the compensation committee or the plan pursuant to which the award is made, the exercise price of all options to purchase common stock is equal to the closing price of our common stock on the date of grant.

Share Ownership Guidelines

In 2007, our board of directors adopted stock ownership guidelines to further align the interests of our executive officers, senior management and members of the board with the interests of our shareholders. Members of the board and designated officers are subject to the guidelines. The value of the shares of Fiserv common stock required to be held by an individual subject to the guidelines is required to be at least an amount determined by multiplying his or her current base salary or other amount designated by the board (or, in the case of a director, the annual retainer amount) by a specified multiple, which is indicated in parenthesis, as follows: non-employee director (5x); chief executive officer (5x); chief operating officer (4x); chief financial officer (3x); group president or division head (3x); corporate function head (3x); division president (1x); corporate senior vice president (1x). The value of shares is deemed to be the greater of the current market value of the stock and the individual’s cost basis in the stock. Each person subject to the guidelines is given five years to achieve the required holdings, except that a minimum annual ownership attainment is required as follows: 20% of target by the end of the second year after the person becomes subject to the guidelines; 40% by the end of the third year; 75% by the end of the fourth year; and 100% by the end of the fifth year. The value of all shares owned by a person, including shares of restricted stock but not shares subject to unvested options, is included in the calculation of whether the minimum holding amount has been achieved.

In the event that a person fails to satisfy the minimum ownership amount applicable to him or her, the board of directors may: require such person to retain 100% of the shares he or she receives upon exercise of stock options and 100% of the shares of restricted stock owned by him or her upon lapse of restrictions until the minimum ownership requirements are met; receive all incentive awards under our incentive plan in the form of equity instead of cash until the required ownership level is met; and/or the person may be subject to discipline, including but not limited to, demotion and/or termination. The board may, in its sole discretion, grant relief from the requirements set forth herein.

Share Disposition Guidelines

Our board of directors has adopted guidelines regarding the number of shares that any director or executive officer may sell in a given year because, among other matters, the board of directors believes that stock ownership by our executive officers and directors aligns their interests with those of our shareholders. The guidelines generally provide that an executive officer or director may not, in any given year, dispose of more than 10% of the shares he or she beneficially owns at the beginning of each year. Shares of our stock that are sold or withheld to pay the applicable option exercise prices or taxes associated with such exercises are not included when determining whether the relevant limitations are satisfied.

Employment and Other Agreements with Executive Officers

Yabuki Employment Agreement

On November 7, 2005, we entered into an Employment Agreement with Mr. Yabuki pursuant to which we agreed to employ Mr. Yabuki for an initial term ending on December 31, 2008. After the initial term, the employment agreement automatically renews for one year terms unless either party gives the other 90 days prior written notice of his or its desire to terminate the agreement. The agreement provides that, during the term of his employment, Mr. Yabuki will serve as a director and our president and chief executive officer.

Under his employment agreement, Mr. Yabuki is entitled: (i) to receive an annual salary of at least $840,000; (ii) to participate in our executive incentive compensation plan with a target bonus of not less than 100% of his base salary; (iii) to receive grants of options, restricted stock and/or other equity and long-term awards under our long-term incentive compensation program commensurate with his position; (iv) to receive up to four weeks of vacation; and (v) to participate in our group medical, dental and vision plans and programs, group life and disability insurance plans, 401(k) Savings Plan and other employee benefit plans and standard benefits as are generally made available to our executive officers. He is also entitled to reimbursement of relocation expenses.

On December 1, 2005, pursuant to his employment agreement, we granted Mr. Yabuki 145,000 stock options that vest over a five year period (1/5th on each anniversary of the grant date), 225,000 stock options that vest over a three year period (1/3rd on each anniversary of the grant date), and 52,849 shares of restricted stock. In 2006, we and Mr. Yabuki agreed to add a performance-based vesting condition to the shares of restricted stock that were granted to him at the time that he became our Chief Executive Officer. The performance-based vesting condition was satisfied because we achieved the specified earnings per share target for 2006. Accordingly, so long as Mr. Yabuki remains employed by us, the restrictions on the shares will lapse on December 1, 2008.

We selected Mr. Yabuki to succeed our former Chief Executive Officer, Leslie M. Muma, after conducting a thorough search process. The terms of Mr. Yabuki’s employment agreement and KEESA resulted from an arms-length negotiation, and, as a result, we believe the terms reflect the current market terms for the leader of a company of our size in our industry.

Balthasar Retention Agreement

On November 7, 2005, we entered into a Retention Agreement with Mr. Balthasar in connection with his future retirement as Senior Executive Vice President and Chief Operating Officer. Pursuant to the agreement, we agreed to employ Mr. Balthasar as either Chief Operating Officer or as an advisor to the Chief Executive Officer until

June 30, 2008. Under the agreement, Mr. Balthasar is entitled: to receive salary and bonus (pro rata for partial years) at current or equivalent formula rates; to receive long-term incentive compensation on the same or equivalent basis as long-term incentive compensation has been made to date or, if Mr. Balthasar no longer serves as Chief Operating Officer, a replacement long-term incentive plan recommended by the Chief Executive Officer; and to participate in employee benefit, welfare, retirement and other fringe benefit plans in effect for our executive officers generally.

We elected to enter into the Retention Agreement with Mr. Balthasar to ensure that both he and we were committed to him serving as our Chief Operating Officer through June 30, 2008. In light of the retirement of Mr. Muma and Mr. Jensen, Mr. Balthasar’s continued service continues to be critical to a smooth transition of our management team. The terms of the Retention Agreement, therefore, reflect the commitments that each party was willing to make to the other in order to ensure his continued service.

Jensen Consulting Agreement

On August 1, 2006, we entered into a consulting agreement with Mr. Jensen to ensure that he continued to be available to serve as a resource for our management team, including our chief executive officer and chief financial officer. Under the agreement, Mr. Jensen agreed to provide consulting services, consisting of answering questions and providing expertise pertaining to areas of our operations in which he has background and expertise. We agreed to pay Mr. Jensen $10,000 per month for his services. The agreement is scheduled to terminate on the first day of the month in which our 2007 annual meeting of shareholders is held, or May 1, 2007. The consulting fees earned by Mr. Jensen during 2006 were paid to him on February 1, 2007.

Key Executive Employment and Severance Agreements

We have entered into Key Executive Employment and Severance Agreements with a number of our officers, including the named executive officers. The KEESAs provide that each officer who is a party thereto is entitled to benefits if, within three years after we experience a change in control (as defined in the KEESAs): we terminate the officer’s employment other than by reason of death or disability or for cause (as defined in the KEESAs); the officer terminates his employment for good reason (as defined in the KEESAs) or, in the case of Mr. Balthasar only, he voluntarily resigns within six months after a change in control. The benefits provided under the agreements are: (i) a cash termination payment equal to two times the sum of (a) the officer’s annual salary plus (b) his highest annual bonus during the three years before the change in control or, in the case of Mr. Yabuki, if Mr. Yabuki has not been employed by us for three or more years, the greater of his annual salary at the time of the change in control or the highest annual bonus during the two years before the change in control; and (ii) continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the termination. The agreements also provide for full and immediate vesting of unvested restricted stock and options upon a change in control.

Each KEESA provides that if any portion of the benefits under the KEESA or any other agreement for the officer would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, then the officer will have the option either to receive the total payments and pay the 20% excise tax imposed by the Internal Revenue Code or to have the total payments reduced such that the officer will not be required to pay the excise tax; except that, under Mr. Yabuki’s KEESA, if we terminate Mr. Yabuki other than for death, disability or cause or he resigns for good reason, then Mr. Yabuki will be entitled to an excise tax gross-up payment pursuant to his employment agreement. Mr. Yabuki’s employment agreement and KEESA provide that if benefits provided under the two agreements are duplicative, then he will receive the most favorable benefits under the employment agreement and the KEESA.

The KEESAs provide that those party to them: will not, for a period of six months after the termination date, participate in the management of, be employed by or own any business enterprise at a location within the United States that engages in substantial competition with us or our subsidiaries; during and following their employment, they will hold in confidence, and not directly or indirectly disclose or use or copy or make lists of, our confidential information and proprietary data; and will not, for a period of two years after the termination date, hire or solicit for employment any person who is or was employed by us during the then immediately preceding twelve months.

We have entered into the KEESAs to promote the stability and continuity of our management. We believe that the automatic vesting of the restricted stock and unvested options held by the officers at the time of the change in control allows the interests of our officers to be fully and immediately aligned with those of our shareholders in connection with a transaction that could result in a change in control. A complete discussion of the terms of each KEESA with a named executive officer, together with an estimate of the amounts potentially payable under each KEESA, appears below under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between us and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. During the last completed fiscal year, no member of the compensation committee was a current or former officer or employee.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our review and the discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2006.

Glenn M. Renwick, Chairman
Gerald J. Levy
Thomas C. Wertheimer

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth in summary form all compensation paid by us during the year ended December 31, 2006 to our chief executive officer, our chief financial officer, our former chief financial officer and our next three highest paid executive officers (collectively, our “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffery W. Yabuki President and Chief Executive Officer	2006	$840,000	$810,457	(4)	$1,865,852	(4)	$893,760	$2,100	$4,412,169
Norman J. Balthasar Senior Executive Vice President, Chief Operating Officer	2006	730,000	610,032		1,184,637		621,376	50,250	3,196,295
Michael D. Gantt Group President, Insurance	2006	500,000	21,638		338,795		282,200	46,763	1,189,396
Thomas J. Hirsch(5) Executive Vice President, Chief Financial Officer and Treasurer	2006	301,667	46,926		131,941		224,500	19,100	724,134
Kenneth R. Jensen(6) Retired Senior Executive Vice President, CFO and Treasurer	2006	417,083	642,556		614,730		—	70,583	1,744,952
Thomas A. Neill Group President, Depository Institution Core Processing	2006	445,000	236,896		607,781		240,000	49,913	1,579,590

(1)	The amounts represent compensation expense recognized pursuant to Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) during the year ended December 31, 2006 (disregarding the estimate of forfeitures related to service-based vesting conditions) with respect to equity awards held by the named executive officers. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 5 to the Notes to Consolidated Financial Statements for our fiscal years ended December 31, 2006, 2005 and 2004 and in our Annual Report on Form 10-K under the heading “Stock-Based Compensation” in Note 1 to the Notes to Consolidated Financial Statements for our fiscal year ended December 31, 2003.

(2)	These non-equity incentive plan compensation payments were made pursuant to the Fiserv, Inc. Executive Incentive Compensation Plan. As discussed above in the Compensation Discussion and Analysis section of this proxy statement, these awards were earned in 2006 and paid in 2007.

(3)	The amount shown for Mr. Jensen includes $20,583 in non-employee director fees and $50,000 in consulting fees for 2006. The amounts shown in this column for the other named executive officers represent company matching and discretionary contributions under our 401(k) Savings Plan. If the statutory maximum contribution is met with respect to any executive officer, the amount that would otherwise be contributed to the plan for the individual is distributed to the executive officer.

(4)	The amounts listed in the “Stock Awards” and “Option Awards” columns for Mr. Yabuki relate to the compensation expense that we recognized in 2006 with respect to the shares of restricted stock and options that we granted Mr. Yabuki when he commenced employment as our Chief Executive Officer in 2005.

(5)	On April 21, 2006, our board of directors promoted Mr. Hirsch to serve as Executive Vice President, effective May 1, 2006, and as Chief Financial Officer and Treasurer, effective July 1, 2006. In connection with the promotion, Mr. Hirsch’s annual base salary was increased from $275,000 to $315,000 on May 1, 2006.

(6)	Mr. Jensen retired as our Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary in 2006. Mr. Jensen’s 2006 annual base salary was $715,000, of which he earned $417,083 prior to his retirement. The amounts listed in the “Stock Awards” and “Option Awards” columns for Mr. Jensen include $32,524 and $17,416 of compensation expense, respectively, related to awards granted to Mr. Jensen in connection with his service as a non-employee director.

The material terms of Mr. Yabuki’s employment agreement, Mr. Balthasar’s retention agreement and Mr. Jensen’s consulting agreement are set forth above under the heading “Employment and Other Agreements with Executive Officers.” The remainder of the named executive officers do not have employment agreements other than the KEESAs, each of which, together with the estimated possible benefits payable thereunder, are discussed below.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
J. Yabuki(2)		$100,800	$840,000	$1,142,400
N. Balthasar(3)		70,080	—	794,240
	2/21/06				14,803					$610,032
	2/21/06						111,025		$41.21	1,184,637
M. Gantt(4)		55,000	275,000	595,000
	2/21/06				3,122					128,658
	2/21/06						23,420		41.21	366,523
T. Hirsch(5)		0	157,500	236,250
	2/21/06				7,024					289,459
	2/21/06						3,542		41.21	55,432
	5/1/06						20,000		44.32	347,400
K. Jensen(6)		—	—	—
	2/21/06				14,803					610,032
	2/21/06						111,025		41.21	597,315
	11/28/06				634	(7)				32,524
	12/14/06						2,524	(7)	52.81	17,416
T. Neill(4)		48,950	244,750	529,550
	2/21/06				16,733					689,567
	2/21/06						27,224		41.21	426,056

(1)	The amounts represent the grant date fair value of the awards calculated in accordance with SFAS 123R. Information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 5 to the Notes to Consolidated Financial Statements for our year ended December 31, 2006.

(2)	Mr. Yabuki’s employment agreement provides that his target cash incentive award shall be not less than his annual base salary. For 2006, Mr. Yabuki’s threshold cash incentive award was no more than 12% of his annual base salary if he achieved his threshold performance goals and no more than 136% of his annual base salary if he achieved his maximum performance goals.

(3)	Mr. Balthasar did not have a target cash incentive award amount. For 2006, Mr. Balthasar’s threshold cash incentive award was no more than 12% of his annual base salary if he achieved his threshold performance goals and no more than 136% of his annual base salary if he achieved his maximum performance goals. The amounts presented in the table above are 80% of these amounts because Mr. Balthasar’s cash incentive award generally approximates 80% of the cash incentive award made to our Chief Executive Officer.

(4)	The target cash incentive award for Mr. Gantt and Mr. Neill was 55% of their respective annual base salaries. For 2006, the threshold cash incentive award was no more than 11% of each executive’s annual base salary if the threshold performance goals were achieved and no more than 119% of each executive’s annual base salary if the maximum performance goals were achieved.

(5)	Mr. Hirsch’s target cash incentive award for 2006 was 50% of his annual base salary and the maximum was 75% of his annual base salary. The amount shown assumes a full year 2006 annual base salary of $315,000.

(6)	Mr. Jensen retired as our Chief Financial Officer in 2006.

(7)	We granted shares of restricted stock and options to Mr. Jensen for his service on the board of directors as a non-employee director. Additional information regarding these awards is set forth below under the heading “Compensation of Directors.”

The options to purchase common stock granted on February 21, 2006 vest in five equal installments, with the first installment vesting on the date of grant and the remaining installments vesting on the anniversary of the date of grant. These options have an exercise price equal to the closing price of our common stock on the date of grant and expire on the 10 year anniversary of the date of grant.

We issued Mr. Hirsch 20,000 options to purchase shares of our common stock in connection with his appointment as our Chief Financial Officer. The options vest and become exercisable on May 1, 2009, have an exercise price equal to the closing price of our common stock on the date of grant, and expire on the 10 year anniversary of the date of grant. The options granted to Mr. Jensen for his service as a non-employee director vest 20% on each anniversary of the grant date, have an exercise price equal to the closing price of our common stock on the date of grant, and expire on the 10 year anniversary of the date of grant. The restrictions on the shares of restricted stock granted to Mr. Jensen for his service as a non-employee director will lapse 20% on each anniversary of the grant date. See footnote 12 to the table below for additional information regarding the vesting of options and shares of restricted stock held by Mr. Jensen.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
J. Yabuki
						52,849	(2)	$2,770,345
	75,000	150,000	(3)	$46.09	12/1/2015
	29,000	116,000	(4)	46.09	12/1/2015
N. Balthasar
						14,803	(5)	775,973
	22,205	88,820	(7)	41.21	2/21/2016
	55,586	83,380	(8)	38.16	2/16/2015
	66,977	44,652	(9)	38.73	2/18/2014
	85,950	21,488	(10)	30.99	2/11/2013
	113,375			41.57	2/13/2012
	103,275			37.0417	2/14/2011
	89,100			21.3333	2/16/2010
M. Gantt
						3,122	(5)	163,655
	4,684	18,736	(7)	41.21	2/21/2016
	4,226	6,339	(8)	38.16	2/16/2015
	0	100,000	(13)	33.65	8/17/2014
T. Hirsch
						7,024	(5)	368,198
	0	20,000	(6)	44.32	5/1/2016
	708	2,834	(7)	41.21	2/21/2016
	1,446	2,170	(8)	38.16	2/16/2015
	2,904	1,936	(9)	38.73	2/18/2014
	1,910	478	(10)	30.99	2/11/2013
	5,764			41.57	2/13/2012
	5,124			37.0417	2/14/2011
	1,429			21.3333	2/16/2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
K. Jensen(12)
						634	(11)	$33,234
						14,803	(5)	775,973
	0	2,524	(11)	$52.81	12/14/2016
	22,205	88,820	(7)	41.21	2/21/2016
	55,586	83,380	(8)	38.16	2/16/2015
	66,977	44,652	(9)	38.73	2/18/2014
	109,350	27,338	(10)	30.99	2/11/2013
	120,171			41.57	2/13/2012
	183,960			37.0417	2/14/2011
	145,231			21.3333	2/16/2010
	138,966			20.1389	2/17/2009
	227,812			16.00	2/23/2008
T. Neill
						16,733	(5)	877,144
	5,444	21,780	(7)	41.21	2/21/2016
	9,115	13,673	(8)	38.16	2/16/2015
	5,727	3,818	(9)	38.73	2/18/2014
	20,055	5,014	(10)	30.99	2/11/2013
	27,300			41.57	2/13/2012
	50,400			37.0417	2/14/2011
	13,700			21.3333	2/16/2010

(1)	The amounts in this column were calculated by multiplying the closing market price of our common stock on December 29, 2006 (the last day that Nasdaq was open for trading during our most recently completed fiscal year), $52.42, by the number of unvested shares.

(2)	The restrictions on these shares of restricted stock will lapse on December 1, 2008 as the target earnings per share amount for 2006 was achieved.

(3)	One-third of the options vest on each anniversary of the grant date, December 1, 2005.

(4)	One-fifth of the options vest on each anniversary of the grant date, December 1, 2005.

(5)	These shares of restricted stock were granted on February 21, 2006. The restrictions will lapse in February 2009 and 2010.

(6)	All of the options vest on May 1, 2009.

(7)	One-fifth of the options vested on February 21, 2006, and the remainder vest 20% on each February 21 thereafter until they are fully vested.

(8)	One-fifth of the options vested on February 16, 2005, and the remainder vest 20% on each February 16 thereafter until they are fully vested.

(9)	One-fifth of the options vested on February 18, 2004, and the remainder vest 20% on each February 18 thereafter until they are fully vested.

(10)	One-fifth of the options vested on February 11, 2003, and the remainder vest 20% on each February 11 thereafter until they are fully vested.

(11)	These equity awards were granted as compensation for service as a non-employee director. For additional information see “Compensation of Directors” below. The restriction on the shares lapse with respect to 20% of the shares on each anniversary of the grant date, and the options vest 20% on each anniversary of the grant date.

(12)	All of the options listed under the heading “Number of Securities Underlying Unexercised Options (#) – Unexercisable” and the shares of restricted stock under the heading “Number of Shares or Units of Stock that Have Not Vested (#)” will immediately vest upon Mr. Jensen’s retirement as a member of the board of directors due to the satisfaction of age and length of service provisions contained in the agreements pursuant to which the awards were made.

(13)	One-fifth of the options vest on August 17, 2007, and the remainder vest 20% on each August 17 thereafter until they are fully vested.

All of the agreements that govern equity awards contain provisions that provide for automatic vesting in the event that certain age and/or term of service requirements are achieved at the time of an executive officer’s retirement. If these requirements are met, the options may vest and the restrictions on the shares of restricted stock may lapse earlier than indicated in the table above.

OPTION EXERCISES AND STOCK VESTED

During our fiscal year ended December 31, 2006, the named executive officers below exercised options to purchase shares of our common stock. None of the restrictions with respect to shares of restricted stock held by any of the named executive officers lapsed.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth R. Jensen	132,130	$5,441,256	—	—
Norman J. Balthasar	206,550	7,066,740	—	—

(1)	The “Value Realized on Exercise” was calculated by multiplying the number of options exercised times the difference between the applicable exercise and sale price of the shares subject to the options.

COMPENSATION OF DIRECTORS

The compensation committee of the board of directors is responsible for making recommendations to the board regarding director compensation. When considering the fees and equity awards that we provide to non-employee directors for service on the board, the committee reviews our financial performance, the performance of the board, and the remuneration provided to directors by our peers.

Directors who are also our officers or employees receive no compensation for service as members of the board of directors or for service on committees of the board of directors, if any. A director who is not an officer or employee receives an annual fee of $35,000 for service on the board of directors, plus $2,000 for attendance at board meetings and $500 for attendance at telephonic board meetings. The Chairman of the board of directors receives an annual fee of $20,000 and the chairperson of each of the compensation, audit, and nominating and corporate governance committees receive an annual fee of $5,000. For attendance at each committee meeting, each Chairperson receives $2,000 and the other members receive $1,500.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Donald F. Dillon(2)	$68,000	$39,996	$52,923	$160,919
Kenneth R. Jensen(3)	20,583	32,524	17,416	70,523
Daniel P. Kearney(4)	70,500	39,996	52,923	163,419
Gerald J. Levy(5)	57,000	39,996	52,923	149,919
Leslie M. Muma(6)	—	—	—	—
Glenn M. Renwick(7)	58,500	20,823	86,586	165,909
Kim M. Robak(8)	65,000	20,823	45,581	131,404
L. William Seidman(9)	69,000	39,996	52,923	161,919
Thomas C. Wertheimer(10)	67,500	20,823	55,152	143,475

(1)	The amounts represent compensation expense recognized pursuant to SFAS 123R during the year ended December 31, 2006 (disregarding the estimate of forfeitures related to service-based vesting conditions) with respect to equity awards held by non-employee directors. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 5 to the Notes to Consolidated Financial Statements for our fiscal years ended December 31, 2006, 2005 and 2004 and in our Annual Report on Form 10-K under the heading “Stock-Based Compensation” in Note 1 to the Notes to Consolidated Financial Statements for our fiscal year ended December 31, 2003.

(2)	As of December 31, 2006, Mr. Dillon held 692,747 options to purchase shares of our common stock, 650,413 of which were vested, and 2,421 shares of restricted stock.

(3)	Mr. Jensen retired as our Chief Financial Officer as of July 1, 2006 and he will retire as a director upon the commencement of our 2007 annual meeting of shareholders. The amount of cash compensation in the table above includes the director meeting and fee payments for his service as a non-employee director during 2006. The equity expense amounts reflect the expense that we recognized pursuant to SFAS 123R during the year ended December 31, 2006 only with respect to equity awards granted to Mr. Jensen for his service as a director. The amounts in this table are also included in the Summary Compensation Table, and are provided here to show what Mr. Jensen was paid for his service as a director. As of December 31, 2006, Mr. Jensen held 1,316,972 options to purchase shares of our common stock, 1,070,258 of which were vested, and 15,437 shares of restricted stock.

(4)	As of December 31, 2006, Mr. Kearney held 47,010 options to purchase shares of our common stock, 37,349 of which were vested, and 2,421 shares of restricted stock.

(5)	As of December 31, 2006, Mr. Levy held 68,754 options to purchase shares of our common stock, 58,835 of which were vested, and 2,288 shares of restricted stock.

(6)	Mr. Muma did not receive any compensation for service on the board of directors between December 1, 2005, the date of his retirement as our president and Chief Executive Officer, and May 24, 2006, the date of his retirement from the board.

(7)	As of December 31, 2006, Mr. Renwick held 24,865 options to purchase shares of our common stock, 14,866 of which were vested, and 2,421 shares of restricted stock.

(8)	As of December 31, 2006, Ms. Robak held 17,637 options to purchase shares of our common stock, 7,648 of which were vested, and 2,421 shares of restricted stock.

(9)	As of December 31, 2006, Mr. Seidman held 91,325 options to purchase shares of our common stock, 81,644 of which were vested, and 2,421 shares of restricted stock.

(10)	As of December 31, 2006, Mr. Wertheimer held 20,803 options to purchase shares of our common stock, 9,546 of which were vested, and 2,421 shares of restricted stock.

Grants of Options and Restricted Stock to Non-Employee Directors in 2006

Upon being elected or continuing as a director, each non-employee director is granted non-qualified stock options to purchase up to the number of shares of our common stock as is determined by dividing $135,000 by the closing price of our common stock on the date of our annual meeting of shareholders. The options have an exercise price equal to the closing price of our common stock on the grant date, vest 20% per year on each anniversary of the grant date, and expire 10 years from the grant date. We also annually grant each non-employee director such number of shares of restricted stock as is determined by dividing $40,000 by the closing price of our common stock on the grant date. The restrictions on the restricted shares lapse with respect to 20% of the shares on each anniversary of the grant date.

We granted options and shares of restricted stock to our non-employee directors in 2006 as follows:

Name	Stock Awards (#)	Grant Date Fair Value ($)	Option Awards (#)	Grant Date Fair Value ($)
Donald F. Dillon(1)(2)	909	$39,996	3,068	$52,923
Kenneth R. Jensen(3)	634	32,524	2,524	17,416
Daniel P. Kearney(1)(2)	909	39,996	3,068	52,923
Gerald J. Levy(1)(2)	909	39,996	3,068	52,923
Leslie M. Muma(4)	—	—	—	—
Glenn M. Renwick(1)(2)	909	39,996	3,068	52,923
Kim M. Robak(1)	909	39,996	—	—
L. William Seidman(1)(2)	909	39,996	3,068	28,618
Thomas C. Wertheimer(1)	909	39,996	—	—

(1)	The closing price of our common stock on May 24, 2006, the date of the grant, was $44.00. Accordingly, each non-employee director was granted 909 shares of restricted stock. The restrictions with respect to 20% of the shares lapse on each anniversary of the grant date beginning on May 24, 2007. The dollar amount shown in the table is the grant date fair value of the award computed in accordance with SFAS 123R.

(2)	The closing price of our common stock on May 24, 2006, the date of grant, was $44.00. Accordingly, non-employee directors who received awards were granted an option to purchase up to 3,068 shares of our common stock at an exercise price of $44.00 per share. The options vest 20% on each anniversary of the grant date beginning on May 24, 2007. The dollar amount shown in the table is the grant date fair value of the award computed in accordance with SFAS 123R.

(3)	Mr. Jensen retired as our Chief Financial Officer as of July 1, 2006 and he will retire as a director upon the commencement of our 2007 annual meeting of shareholders. In connection with his service as a non-employee director, we granted him 634 shares of restricted stock on November 28, 2006 and 2,524 options to purchase our common stock on December 14, 2006. The exercise price of the options is $52.81 per share. The closing price of our common stock on November 28, 2006, the date of grant of the restricted stock, was $51.30. The closing price of our common stock on December 14, 2006, the date of grant of the options, was $52.81. The dollar amounts shown in the table are the grant date fair values of the options and restricted stock computed in accordance with SFAS 123R.

(4)	Mr. Muma did not receive any compensation for service on the board of directors between December 1, 2005, the date of his retirement as our president and Chief Executive Officer, and May 24, 2006, the date of his retirement from the board.

Historically, non-employee directors received options to purchase common stock on a quarterly basis. The board discontinued quarterly option grants and adopted the current policy of granting equity awards upon being re-elected to or continuing to serve on the board after each annual meeting. The new policy, however, has been phased in over the course of three years. Accordingly, Ms. Robak and Mr. Wertheimer did not receive options at the time of our 2006 annual meeting. If all of the current directors are elected at, or continue to serve on, the board after the 2007 annual meeting of shareholders, all non-employee directors will receive options to purchase our common stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Certain Terminology

In the discussion below, we describe potential payments to the named executive officers upon termination of employment or a change in control. In this discussion, we use a number of defined terms. The definitions of change in control, cause, disability and good reason are described below. The descriptions, however, are qualified in their entirety by reference to the defined terms in the relevant agreements. Specifically, the complete definitions of a change in control, disability, cause and good reason are set forth in: Mr. Yabuki’s employment agreement and KEESA and Mr. Balthasar’s Retention Agreement, which were filed with our Current Report on Form 8-K on November 7, 2005; and Mr. Balthasar’s, Mr. Gantt’s, Mr. Hirsch’s and Mr. Neill’s KEESAs, a form of which was filed with our Annual Report on Form 10-K for our fiscal year ended December 31, 2001.

Defined Terms in the KEESAs

The terms change in control, disability, cause and good reason are defined terms in the KEESAs to which the named executive officers are party. The agreements provide that a “change in control” is deemed to have occurred if: any person is or becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power; there are specified changes in our incumbent board of directors; our shareholders approve a merger, consolidation or share exchange with any other corporation, or approve the issuance of voting securities in connection with a merger, consolidation or share exchange; our shareholders approve of a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

The KEESAs provide that “disability” means physical or mental illness or injury resulting in an inability to perform duties on a full-time basis for a period of six consecutive months. The term “cause” means: engaging in intentional conduct not taken in good faith that causes us demonstrable and serious financial injury; conviction of a felony that substantially impairs the officer’s ability to perform his duties or responsibilities; or continuing willful and unreasonable refusal by an officer to perform his duties or responsibilities.

Under the KEESAs, the term “good reason” means: a breach of a KEESA by us; any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits; an officer’s removal as, or any failure to reelect or reappoint him to serve as, any of the positions held with us on the date of the change in control or any other positions to which he is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability; a good faith determination by an officer that there has been a material adverse change in his working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him, those in effect at any time while employed after the change in control, including but not limited to a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within ten days after receipt of notice thereof; relocation of an officer’s principal place of employment to a location more than 35 miles from his principal place of employment on the date 180 days prior to the change in control; imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he was required to travel during the 180-day period prior to the change in control; or our failure to cause a successor to assume an officer’s KEESA.

Defined Terms in Mr. Yabuki’s Employment Agreement

Mr. Yabuki’s employment agreement provides that “cause” means any of the following with respect to Mr. Yabuki: dishonesty or similar serious misconduct directly related to the performance of his duties and responsibilities, which results from a willful act or omission and which is materially injurious to our operations, financial condition or business reputation; the conviction of a misdemeanor involving moral turpitude or of a felony; drug or alcohol abuse; substantial, continuing, willful and unreasonable inattention to, neglect of, or refusal to perform his duties and responsibilities; willful or intentional material violation of a material provision of our code of conduct or other material company policy; or any other willful or intentional material breach or breaches of his employment agreement.

Mr. Yabuki’s employment agreement provides that “good reason” means the occurrence of any of the following without his prior written consent: our breach of his employment agreement; a reduction in his base salary, percentage of base salary available as incentive compensation or bonus opportunity; our removal of, or our failure to reelect or reappoint him as, a director or our Chief Executive Officer, except in the event that such removal or failure to reelect or reappoint relates to our termination of his employment for cause or by reason of disability; his good faith determination that there has been a material adverse change in his working conditions or status, including but not limited to a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities, or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within ten days after receipt of notice thereof; the relocation of his principal place of employment to a location more than 35 miles from the greater Milwaukee, Wisconsin metropolitan area; or our failure to cause a successor to assume his employment agreement.

The term “disability” under his employment agreement means physical or mental illness or injury that qualifies as a disability under our long term disability plan.

Defined Terms in Mr. Balthasar’s Retention Agreement

Mr. Balthasar’s retention agreement provides that “cause” means any of the following with respect to Mr. Balthasar: dishonesty or similar serious misconduct, directly related to the performance of his duties and responsibilities, which results from a willful act or omission and which is materially injurious to our operations, financial condition or business reputation; being named as a defendant in any felony criminal proceedings, and as a result of being named as a defendant, our operations, financial condition or reputation are materially injured or he is convicted of a felony; drug or alcohol abuse; incompetent performance or substantial or continuing inattention to or neglect of his duties and responsibilities; continuing willful and unreasonable refusal by him to perform his duties or responsibilities; or any other breach or breaches of the retention agreement by Mr. Balthasar, which breaches are, singularly or in the aggregate, material, and which are not cured within 30 days of written notice of such breach or breaches.

The term “disability” means physical or mental illness causing one to become disabled to a degree as to be unable to perform substantially all of one’s duties for a continuous period of six months.

“Good reason” for resignation means: a good faith determination by Mr. Balthasar that there has been a significant change in the nature or scope of his authority, powers, function, duties or responsibilities; a significant reduction in the level of support services, staff, secretarial and other assistance inconsistent with his duties; imposition of a requirement to travel on company business 20% in excess of the average number of days per month that he was required to travel during the 180-day period prior to the effectiveness of the retention agreement; provided, however, that there shall be no such good reason in the event of isolated, insubstantial or inadvertent events not occurring in bad faith of which we have received adequate notice and an opportunity to cure.

Mr. Yabuki

Key Executive Employment and Severance Agreement

On November 7, 2005, we entered into a KEESA with Mr. Yabuki. Both the KEESA and Mr. Yabuki’s employment agreement (described above in the Compensation Discussion and Analysis section of this proxy statement under the heading Employment and Other Agreements with Executive Officers) contain provisions that relate to payments to be made and other benefits to be provided to Mr. Yabuki in the event of a termination of employment or change in control.

Potential Payments Upon Termination or Change in Control

Terms of Employment Agreement. We have the right to terminate Mr. Yabuki’s employment at any time. Under his employment agreement, if we terminate Mr. Yabuki’s employment or fail to renew the term of his employment other than for death, disability or cause or Mr. Yabuki terminates his employment for good reason, then Mr. Yabuki is entitled (i) to receive a lump sum payment equal to two times his base salary and target bonus, (ii) full vesting of all equity and long-term grants and awards, and (iii) reimbursement for COBRA premiums for up to two years following the date of his termination. Mr. Yabuki will also be entitled to receive an excise tax gross-up payment so that the net amount retained by Mr. Yabuki, after deduction of all applicable taxes (including federal, state, local, income and employment and excise) and any interest, penalties or additions to tax payable by Mr. Yabuki with respect thereto, equals the total present value of the payments to be made to Mr. Yabuki under his employment agreement at the time such payments are to be made. In addition, in the event that Mr. Yabuki’s employment ceases as a result of his death or disability, all equity and long term grants and awards will be deemed to be fully vested.

Terms of KEESA. Mr. Yabuki’s KEESA specifies the benefits to be provided to Mr. Yabuki in the event that we experience a change in control.

If we experience a change in control at a time when Mr. Yabuki is employed by us, we have agreed to cause all restrictions on restricted stock awards to lapse such that Mr. Yabuki is fully and immediately vested in the restricted stock upon the change in control and to cause all stock options granted to Mr. Yabuki prior to the change in control to become fully and immediately vested upon such a change in control.

In addition, in the event that he is terminated other than for death, disability or cause or he resigns for good reason within three years following a change in control, then he will be entitled to receive:

•

a cash termination payment of two times the sum of (i) his annual salary plus (ii) his highest annual bonus during the three years before the change in control or, if Mr. Yabuki has not been employed by us for three or more years, the greater of his annual salary at the time of the change in control or the highest annual bonus during the two years before the change in control;

•

continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the termination, in addition to certain other benefits related to securing other employment; and

•

a tax gross-up payment so that the net amount retained by Mr. Yabuki, after deduction of all applicable taxes (including federal, state, local, income and employment and excise) and any interest, penalties or additions to tax payable by Mr. Yabuki with respect thereto, equals the total present value of the payments to be made to him under his employment agreement or his KEESA at the time such payments are to be made.

If the benefits to Mr. Yabuki under his employment agreement are duplicative of benefits provided under his KEESA, he will receive the most favorable benefits (determined on a benefit-by-benefit basis) under his KEESA or his employment agreement.

Estimated Potential Payments. The amount of compensation payable to Mr. Yabuki assuming that a termination of employment or change in control occurred on December 31, 2006 is estimated in the table below.

Benefits and Payments Upon Termination(1)	Voluntary Resignation; Termination For Cause	Death; Disability (Employment Agreement)		Termination Without Cause; Resignation For Good Reason (Employment Agreement)		Termination Without Cause or Resignation For Good Reason Following a Change in Control (KEESA)
Compensation:
Base Salary				$1,680,000	(2)	$1,680,000	(3)
Bonus				1,680,000	(4)	1,680,000	(5)
Stock Options:
Unvested and Accelerated		1,683,780	(6)	1,683,780	(7)	1,683,780	(7)
Restricted Stock:
Unvested and Accelerated		2,770,345	(6)	2,770,345	(8)	2,770,345	(8)
Benefits:
COBRA Reimbursement				26,658	(9)	—
Post-Employment Benefits						65,059	(10)
Tax Gross-Up				—	(11)	2,004,694	(12)
Outplacement Services						84,000	(13)
Advisor fees						15,000	(14)
Total		$4,454,125		$7,840,783		$9,982,878

(1)	Mr. Yabuki’s employment agreement and KEESA provide that, where a termination results from a voluntary resignation, termination for cause, death, disability, termination without cause, resignation for good reason, or retirement, as the case may be, amounts previously earned but unpaid or unreimbursed are to be paid following termination.

(2)	Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, he is entitled to receive, among other matters, a lump sum payment equal to two times his base salary. The amount shown in the table is two times Mr. Yabuki’s base salary for 2006.

(3)	Mr. Yabuki’s KEESA provides that the amount payable is two times the higher of his annual base salary at the time of a change in control or immediately prior to a notice of termination. The amount shown in the table is equal to two times Mr. Yabuki’s base salary for 2006.

(4)	Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, he is entitled to receive, among other matters, a lump sum payment equal to two times his target bonus. His employment agreement further provides that his target bonus shall be not less than his annual base salary in a given year. For purposes of estimating this portion of the potential payment to Mr. Yabuki, we have assumed that Mr. Yabuki’s target bonus is equal to his base salary for 2006.

(5)

Mr. Yabuki’s KEESA provides that the amount payable is two times an amount equal to (a) if we have employed Mr. Yabuki for three or more years prior to the change in control, the highest annual incentive bonus he received for any of the three fiscal years prior to the change in control or (b) if we have not employed Mr. Yabuki three or more years prior to the change in control, the greater of (i) 100% of his annual base salary at the time of the change in control or (ii) the highest annual incentive bonus he received for any of the two fiscal years prior to the change in control in which he was employed by us. The amount shown in the table is equal to two times Mr. Yabuki’s base salary in 2006.

(6)	Mr. Yabuki’s employment agreement provides that if his termination results from his death or disability, he, or his estate, is entitled to full vesting of all equity and long-term grants and awards granted to him. The amount shown in the table with respect to options is equal to the difference between the exercise price of the unvested options held by Mr. Yabuki as of December 31, 2006 and the closing price of our common stock on the last trading day of the calendar year, December 29, 2006, which was $52.42. The amount shown in the table with respect to restricted stock is equal to the closing price of our common stock on the last trading day of the calendar year times 52,849, which is the number of shares of restricted stock held by Mr. Yabuki that had not vested as of December 31, 2006.

(7)	Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, he is entitled to full vesting of all equity and long-term grants and awards. Likewise, Mr. Yabuki’s KEESA provides that, upon a change in control, all of his unvested options shall immediately vest. The amount shown in the table is equal to the difference between the exercise price of the unvested options held by Mr. Yabuki as of December 31, 2006 and the closing price of our common stock on the last trading day of the calendar year.

(8)	Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, he is entitled to full vesting of all equity and long-term grants and awards. Likewise, Mr. Yabuki’s KEESA provides that, upon a change in control, all of his shares of restricted stock shall immediately vest. The amount shown in the table is equal to the closing price of our stock on the last trading day of the calendar year times 52,849, which is the number of shares of restricted stock held by Mr. Yabuki that had not vested as of December 31, 2006.

(9)	Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, he is entitled to reimbursement for COBRA premiums for up to two years following the date of his termination. The amount shown in the table shows the present value of two years of continued medical and dental coverage for Mr. Yabuki and his immediate family. The costs of the benefit as well as the present value amount are based on a number of assumptions, including the continued availability of this type of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(10)	Mr. Yabuki’s KEESA provides that he is entitled to receive continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the date of termination. The amount shown in the table shows the present value of three years of continued benefits for Mr. Yabuki and his immediate family, including medical, dental, life and disability insurance. The costs of the benefits as well as the present value amount are based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(11)	Because potential payments would not be made in connection with a change in control, the Internal Revenue Service regulations regarding excise taxes would not be applicable, and therefore, no gross-up payment would be made.

(12)

Mr. Yabuki’s employment agreement provides that if he is terminated without cause or resigns for good reason, and payments or benefits under the employment agreement or any other plan, arrangement or agreement he has with us, including the KEESA, are “excess parachute payments” for purposes of the Internal Revenue Code, then we will pay Mr. Yabuki the amount necessary to offset the excise tax, if any, imposed by the Internal Revenue Code and any additional taxes on the “gross up” payment. The amount shown in the table is based on a number of assumptions regarding the value of the payments to be made and benefits to be provided under the KEESA, which depend on, among other matters, Mr. Yabuki’s annual salary at the time the payment is made, the number of unvested options and shares of restricted stock that are accelerated at the time that the payment is due, and the market price of our common stock. For purposes of this presentation, we have assumed that the change in control occurred on December 31, 2006, that the applicable combined state and federal income tax rate is 42%, and that the discount rate is equal to the applicable published Internal Revenue Service federal rate for December 2006. The amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(13)	Mr. Yabuki’s KEESA provides that he is entitled to receive outplacement services at a cost to us of not more that 10% of his annual base salary. The amount shown is 10% of his base salary for 2006.

(14)	Mr. Yabuki’s KEESA provides that he is entitled to receive reimbursement for up to $15,000 for fees and expenses of consultants or legal or accounting advisors engaged by Mr. Yabuki to advise him on matters relating to the computation of benefits payable under the KEESA.

Mr. Balthasar

Key Executive Employment and Severance Agreement

We have also entered into a KEESA with Mr. Balthasar. Both the KEESA and Mr. Balthasar’s retention agreement contain provisions that relate to payments to be made and other benefits to be provided to Mr. Balthasar in the event of a termination of employment or change in control.

Potential Payments Upon Termination or Change in Control

Terms of Retention Agreement. Under his Retention Agreement (described above in the Compensation Discussion and Analysis section of this proxy statement under the heading Employment and Other Agreements with Executive Officers), we have the right to terminate Mr. Balthasar’s employment at any time. If we terminate Mr. Balthasar’s employment other than for death, disability or cause or if Mr. Balthasar terminates his employment in the event of a material breach by us of the retention agreement or for good reason, then Mr. Balthasar will be entitled to receive as severance the amount of salary and bonus payable to Mr. Balthasar as if he were employed throughout the term of the Retention Agreement.

Terms of KEESA. We and Mr. Balthasar have entered into a Key Executive Employment and Severance Agreement that specifies the benefits that will be provided to Mr. Balthasar in the event that we experience a change in control. If we experience a change in control at a time when Mr. Balthasar is employed by us, we have agreed to cause all restrictions on restricted stock awards to lapse such that Mr. Balthasar is fully and immediately vested in the his restricted stock upon the change in control and to cause all stock options granted to Mr. Balthasar prior to the change in control to become fully and immediately vested upon such a change in control.

In addition, in the event that (i) he voluntarily resigns within six months after a change of control or (ii) he is terminated by us other than by reason of death or disability or for cause or he resigns for good reason within three years following a change in control, then he will be entitled to receive:

•	a cash termination payment equal to two times the sum of the his annual salary plus his highest annual bonus during the three years before the change in control; and

•

continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the termination, in addition to certain other benefits related to securing other employment.

The KEESA provides that if any portion of the benefits under the KEESA or any other agreement would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, then Mr. Balthasar will have the option either to receive the total payments and pay the 20% excise tax imposed by the Internal Revenue Code or have the total payments reduced such that he would not be required to pay the excise tax. Mr. Balthasar is not entitled to receive a tax gross up payment.

Estimated Potential Payments. The amount of compensation payable to Mr. Balthasar assuming that a termination of employment or change in control occurred on December 31, 2006 is estimated in the table below. The table assumes that none of the payments, individually or in the aggregate, are “excess parachute payments” for purposes of the Internal Revenue Code, and, therefore, that Mr. Balthasar would not elect to have any payments reduced to eliminate potential excise taxes.

Benefits and Payments Upon Termination	Voluntary Resignation; Termination For Cause; Death; Disability	Resignation For Good Reason or Termination Without Cause (Retention Agreement)		Resignation For Good Reason; Termination Without Cause; Voluntary Resignation Following Change in Control (KEESA)
Compensation:
Base Salary		$1,095,000	(1)	$1,460,000	(2)
Bonus		1,087,500	(3)	1,450,000	(4)
Stock Options:
Unvested and Accelerated				3,256,445	(5)
Restricted Stock:
Unvested and Accelerated				775,973	(6)
Benefits:
Post-Employment Benefits				73,577	(7)
Outplacement Services				73,000	(8)
Advisor fees				15,000	(9)
Total		$2,182,500		$7,103,995

(1)	Mr. Balthasar’s retention agreement provides that, if he is terminated without cause or resigns for good reason prior to June 30, 2008, we are obligated to pay him, as severance, the amount of salary that would be payable to him as if he were employed throughout the term of the retention agreement. The amount shown in the table is the amount payable if he was terminated on December 31, 2006 and we, therefore, owed him a lump sum amount equal 18 months of payments at his 2006 base salary.

(2)	Mr. Balthasar’s KEESA provides that the amount payable is two times the higher of his annual base salary at the time of a change in control or immediately prior to a notice of termination. The number shown in the table is equal to two times Mr. Balthasar’s 2006 base salary.

(3)	Mr. Balthasar’s retention agreement provides that, if he is terminated without cause or resigns for good reason prior to June 30, 2008, we are obligated to pay him, as severance, the amount of bonus payable to him as if he were employed throughout the term of the retention agreement. The amount shown in the table is the amount payable if he was terminated on December 31, 2006 and we, therefore, owed him a lump sum amount equal to one and one-half times the cash incentive award paid to Mr. Balthasar in 2006.

(4)	Mr. Balthasar’s KEESA provides that the amount payable is two times an amount equal to the highest annual incentive bonus he received for any of the three fiscal years prior to the change in control. The amount shown in the table is equal to two times the cash incentive award paid to Mr. Balthasar in 2006, which was his highest bonus in the past three years.

(5)

Mr. Balthasar’s KEESA provides that, upon a change in control, all of his unvested options shall immediately vest. The amount shown in the table is equal to the difference between the exercise price of the unvested options held by Mr. Balthasar as of December 31, 2006 and the closing price of our common stock on the last trading day of the calendar year, December 29, 2006, which was $52.42.

(6)	Mr. Balthasar’s KEESA provides that, upon a change in control, all of his shares of restricted stock shall immediately vest. The amount shown in the table is equal to the closing price of our common stock on the last trading day of the calendar year, December 29, 2006, times 14,803, which is the number of shares of restricted stock held by Mr. Balthasar that had not vested as of December 31, 2006.

(7)	Mr. Balthasar’s KEESA provides that he is entitled to receive continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the date of termination. The amount shown in the table shows the present value of three years of continued benefits for Mr. Balthasar and his immediate family, including medical, dental, life and disability insurance. The costs of the benefits as well as the present value amount are based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(8)	Mr. Balthasar’s KEESA provides that he is entitled to receive outplacement services at a cost to us of not more that 10% of his annual base salary. The amount shown is 10% of his annual base salary for 2006.

(9)	Mr. Balthasar’s KEESA provides that he is entitled to receive reimbursement for up to $15,000 for fees and expenses of consultants or legal or accounting advisors engaged by Mr. Balthasar to advise him on matters relating to the computation of benefits payable under the KEESA.

Mr. Gantt, Mr. Hirsch and Mr. Neill

We have entered into a KEESA with each of Mr. Gantt, Mr. Hirsch and Mr. Neill that specifies the benefits that we will provide to each in the event that we experience a change in control. If we experience a change in control at a time when they are employed by us, we have agreed to cause all restrictions on restricted stock awards to lapse such that they become fully and immediately vested in their restricted stock upon the change in control and to cause all stock options granted to them prior to the change in control to become fully and immediately vested upon such a change in control.

In addition, in the event that they are terminated by us other than by reason of death or disability or for cause or they resign for good reason within three years following a change in control, then they will be entitled to receive:

•	a cash termination payment equal to two times the sum of their annual salary plus their highest annual bonus during the three years before the change in control; and

•

continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the termination, in addition to certain other benefits related to securing other employment.

The KEESA provides that if any portion of the benefits under the KEESA or any other agreement to which they are a party would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, then they will have the option either to receive the total payments and pay the 20% excise tax imposed by the Internal Revenue Code or have the total payments reduced such that they would not be required to pay the excise tax.

Estimated Potential Payments. The amount of compensation payable to each of Mr. Gantt, Mr. Hirsch and Mr. Neill assuming that a termination of employment or change in control occurred on December 31, 2006 is estimated in the tables below. The tables assume that none of the payments, individually or in the aggregate, are “excess parachute payments” for purposes of the Internal Revenue Code, and, therefore, that none of Mr. Gantt, Mr. Hirsch or Mr. Neill would elect to have any payments reduced to eliminate potential excise taxes. None of Mr. Gantt, Mr. Hirsch or Mr. Neill is entitled to receive a tax gross up payment.

Summary of Benefits – Mr. Gantt

Benefits and Payments Upon Termination in Connection With a Change in Control	Voluntary Resignation; Termination For Cause; Death; Disability (KEESA)	Resignation For Good Reason or Termination Without Cause Following Change in Control (KEESA)
Compensation:
Base Salary		$1,000,000	(1)
Bonus		530,000	(2)
Stock Options:
Unvested and Accelerated		2,177,425	(3)
Restricted Stock:
Unvested and Accelerated		163,655	(4)
Benefits:
Post-Employment Benefits		81,350	(5)
Outplacement Services		50,000	(6)
Advisor fees		15,000	(7)
Total		$4,017,430

(1)	Mr. Gantt’s KEESA provides that the amount payable is two times the higher of his annual base salary at the time of a change in control or immediately prior to a notice of termination. The amount shown in the table is equal to two times Mr. Gantt’s annual base salary for 2006.

(2)	Mr. Gantt’s KEESA provides that the amount payable is two times an amount equal to the highest annual incentive bonus he received for any of the three fiscal years prior to the change in control. The amount shown in the table is equal to two times the cash incentive award paid to Mr. Gantt in 2006, which was his highest bonus in the past three years.

(3)	Mr. Gantt’s KEESA provides that, upon a change in control, all of his unvested options shall immediately vest. The amount shown in the table is equal to the difference between the exercise price of the unvested options held by Mr. Gantt as of December 31, 2006 and the closing price of our common stock on the last trading day of the calendar year, December 29, 2006, which was $52.42.

(4)	Mr. Gantt’s KEESA provides that, upon a change in control, all of his shares of restricted stock shall immediately vest. The amount shown in the table is equal to the closing price of our stock on December 29, 2006, the last trading day of the calendar year, times 3,122, which is the number of shares of restricted stock held by Mr. Gantt that had not vested as of December 31, 2006.

(5)	Mr. Gantt’s KEESA provides that he is entitled to receive continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the date of termination. The amount shown in the table shows the present value of three years of continued benefits for Mr. Gantt and his immediate family, including medical, dental, life and disability insurance. The costs of the benefits as well as the present value amount are based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(6)	Mr. Gantt’s KEESA provides that he is entitled to receive outplacement services at a cost to us of not more that 10% of his annual base salary. The amount shown is 10% of his annual base salary for 2006.

(7)	Mr. Gantt’s KEESA provides that he is entitled to receive reimbursement for up to $15,000 for fees and expenses of consultants or legal or accounting advisors engaged by Mr. Gantt to advise him on matters relating to the computation of benefits payable under the KEESA.

Summary of Benefits – Mr. Hirsch

Benefits and Payments Upon Termination in Connection With a Change in Control	Voluntary Resignation; Termination For Cause; Death; Disability (KEESA)	Resignation For Good Reason or Termination Without Cause Following Change in Control (KEESA)
Compensation:
Base Salary		$630,000	(1)
Bonus		230,000	(2)
Stock Options:
Unvested and Accelerated		261,461	(3)
Restricted Stock:
Unvested and Accelerated		368,198	(4)
Benefits:
Post-Employment Benefits		59,920	(5)
Outplacement Services		31,500	(6)
Advisor fees		15,000	(7)
Total		$1,596,079

(1)	Mr. Hirsch’s KEESA provides that the amount payable is two times the higher of his annual base salary at the time of a change in control or immediately prior to a notice of termination. The amount shown in the table is equal to two times Mr. Hirsch’s annual base salary at the end of 2006.

(2)	Mr. Hirsch’s KEESA provides that the amount payable is two times an amount equal to the highest annual incentive bonus he received for any of the three fiscal years prior to the change in control. The amount shown in the table is equal to two times the cash incentive award paid to Mr. Hirsch in 2006, which was his highest bonus in the past three years.

(3)	Mr. Hirsch’s KEESA provides that, upon a change in control, all of his unvested options shall immediately vest. The amount shown in the table is equal to the difference between the exercise price of the unvested options held by Mr. Hirsch as of December 31, 2006 and the closing price of our common stock on the last trading day of the calendar year, December 29, 2006, which was $52.42.

(4)	Mr. Hirsch’s KEESA provides that, upon a change in control, all of his shares of restricted stock shall immediately vest. The amount shown in the table is equal to the closing price of our stock on December 29, 2006, the last trading day of the calendar year, times 7,024, which is the number of shares of restricted stock held by Mr. Hirsch that had not vested as of December 31, 2006.

(5)	Mr. Hirsch’s KEESA provides that he is entitled to receive continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the date of termination. The amount shown in the table shows the present value of three years of continued benefits for Mr. Hirsch and his immediate family, including medical, dental, life and disability insurance. The costs of the benefits as well as the present value amount are based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(6)	Mr. Hirsch’s KEESA provides that he is entitled to receive outplacement services at a cost to us of not more that 10% of his annual base salary. The amount shown is 10% of his annual base salary at the end of 2006.

(7)	Mr. Hirsch’s KEESA provides that he is entitled to receive reimbursement for up to $15,000 for fees and expenses of consultants or legal or accounting advisors engaged by Mr. Hirsch to advise him on matters relating to the computation of benefits payable under the KEESA.

Summary of Benefits – Mr. Neill

Benefits and Payments Upon Termination in Connection With a Change in Control	Voluntary Resignation; Termination For Cause; Death; Disability (KEESA)	Resignation For Good Reason or Termination Without Cause Following Change in Control (KEESA)
Compensation:
Base Salary		$890,000	(1)
Bonus		760,000	(2)
Stock Options:
Unvested and Accelerated		598,849	(3)
Restricted Stock:
Unvested and Accelerated		877,144	(4)
Benefits:
Post-Employment Benefits		71,181	(5)
Outplacement Services		44,500	(6)
Advisor fees		15,000	(7)
Total		$3,256,674

(1)	Mr. Neill’s KEESA provides that the amount payable is two times the higher of his annual base salary at the time of a change in control or immediately prior to a notice of termination. The amount shown in the table is equal to two times Mr. Neill’s annual base salary for 2006.

(2)	Mr. Neill’s KEESA provides that the amount payable is two times an amount equal to the highest annual incentive bonus he received for any of the three fiscal years prior to the change in control. The amount shown in the table is equal to two times the cash incentive award paid to Mr. Neill in 2006, which was his highest bonus in the past three years.

(3)	Mr. Neill’s KEESA provides that, upon a change in control, all of his unvested options shall immediately vest. The amount shown in the table is equal to the difference between the exercise price of the unvested options held by Mr. Neill as of December 31, 2006 and the closing price of our common stock on the last trading day of the calendar year, December 29, 2006, which was $52.42.

(4)	Mr. Neill’s KEESA provides that, upon a change in control, all of his shares of restricted stock shall immediately vest. The amount shown in the table is equal to the closing price of our stock on December 29, 2006, the last trading day of the calendar year, times 16,733, which is the number of shares of restricted stock held by Mr. Neill that had not vested as of December 31, 2006.

(5)	Mr. Neill’s s KEESA provides that he is entitled to receive continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the date of termination. The amount shown in the table shows the present value of three years of continued benefits for Mr. Neill and his immediate family, including medical, dental, life and disability insurance. The costs of the benefits as well as the present value amount are based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown in the table is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

(6)	Mr. Neill’s KEESA provides that he is entitled to receive outplacement services at a cost to us of not more that 10% of his annual base salary. The amount shown is 10% of his annual base salary for 2006.

(7)	Mr. Neill’s KEESA provides that he is entitled to receive reimbursement for up to $15,000 for fees and expenses of consultants or legal or accounting advisors engaged by Mr. Neill to advise him on matters relating to the computation of benefits payable under the KEESA.

Shareholder Proposals for the 2008 Annual Meeting

Any proposal that a shareholder desires to include in our proxy materials for our 2008 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be delivered to the following address no later than December 13, 2007: 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2008 annual meeting must comply with the requirements set forth in our by-laws. Among other matters, a shareholder must give written notice to our corporate Secretary not less than 45 days and not more than 70 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2007 annual meeting. Because we anticipate mailing our proxy statement for the 2007 annual meeting on April 11, 2007, we must receive notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, at the 2008 annual meeting no sooner than February 1, 2008, and no later than February 26, 2008.

If the notice is received after February 26, 2008, then we are not required to permit the business to be presented at the 2008 annual meeting of shareholders because the notice will be considered untimely. Nevertheless, if our board of directors permits a matter of business submitted after February 26, 2008 to be presented at the 2008 annual meeting, then the persons named in proxies solicited by the board of directors for the 2008 annual meeting may exercise discretionary voting power with respect to such proposal.

Annual Report

Our Annual Report for 2006 will be mailed to each shareholder on or about April 11, 2007. Our Annual Report on Form 10-K for 2006, which we filed with the Securities and Exchange Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of our common stock on the record date for the 2007 annual meeting. Requests and inquiries should be sent to our corporate Secretary, Charles W. Sprague, at the address below.

Other Matters

As permitted by rules of the Securities and Exchange Commission, services that deliver our communications to shareholders who hold their stock through a bank, broker or other holder of record may deliver a single copy of our annual report to shareholders and proxy statement to multiple shareholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may make a request by writing to Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045 or by calling him at (262) 879-5000.

By Order of the Board of Directors

Charles W. Sprague, Secretary
Brookfield, Wisconsin
April 11, 2007

ANNEX A

FISERV, INC.

2007 OMNIBUS INCENTIVE PLAN

1.    Purpose and Effective Date.

(a)    Purpose.  The Fiserv, Inc. 2007 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants; and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)    Effective Date.  This Plan will become effective, and Awards may be granted under this Plan, on and after the date that the Plan is approved by the Company’s shareholders (the “Effective Date”). If the Company’s shareholders approve this Plan, then the Fiserv, Inc. Stock Option and Restricted Stock Plan will terminate on the Effective Date and the Fiserv, Inc. Executive Incentive Compensation Plan will terminate on December 31, 2007, and no new awards may be granted under such plans after their respective termination dates; provided that each such plan shall continue to govern awards outstanding as of the date of such plan’s termination and such awards shall continue in force and effect until terminated pursuant to their terms.

2.    Definitions.  Capitalized terms used in this Plan have the following meanings:

(a)    “Administrator” means the Committee with respect to employee Participants and the Board with respect to Director Participants.

(b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)    “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Dividend Equivalent Units, an Annual Incentive Award, a Long-Term Incentive Award, or any other type of award permitted under the Plan.

(d)    “Beneficial Owner” means a Person who owns any securities

(i) which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of preferred stock purchase rights issued pursuant to the terms of the Company’s Shareholder Rights Agreement, dated as of February 24, 1998, as amended from time to time, or any successor to such Rights Agreement, or any similar stock purchase rights that the Company may authorize and issue in the future, at any time before the issuance of such securities; or

(ii)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)    which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has had any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) if a Participant is subject to an employment, retention or similar agreement with the Company or an Affiliate that includes a definition of “Cause,” such definition; and (ii) for all other Participants, (A) conviction of a felony or a plea of no contest to a felony, (B) willful misconduct that is materially and demonstrably detrimental to the Company or an Affiliate, (C) willful refusal to perform duties consistent with a Participant’s office, position or status with the Company or an Affiliate (other than as a result of physical or mental disability) after being requested to do so by a person or body with the authority to make such request, or (D) other conduct or inaction that the Administrator determines in its discretion constitutes Cause.

(g)    “Change of Control” means the occurrence of any of the following events:

(i)    any Person (other than (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”) or (E) unless otherwise determined by the Board or the Committee, a Person which has acquired Stock in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect (“Investment Intent”), as demonstrated by the filing by such Person of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such Person continues to hold such Stock with an Investment Intent) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates pursuant to express authorization by the Board of Directors that refers to this exception) representing 20% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii)    the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Effective Date, constituted the Board of Directors; and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board of Directors pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect Subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by shareholders of the Company at a meeting of shareholders held following consummation

2

of such merger, consolidation, or share exchange; provided further, that in the event the failure of any such persons appointed to the Board of Directors to be Continuing Directors results in a Change in Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

(iii)    the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board of Directors that refers to this exception) representing 20% or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)    the shareholders of the Company approve of a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control of the Company” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award is triggered upon a “Change of Control,” then the foregoing definition shall be deemed amended as necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)    “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(j)    “Company” means Fiserv, Inc., a Wisconsin corporation, or any successor thereto.

(k)    “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(l)    “Disability” has the meaning given in Code Section 22(e)(3), except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

3

(m)    “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o)    “Fair Market Value” means, per Share on a particular date: (i) the last sales price on such date on the Nasdaq Global Select Market, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the Nasdaq Global Select Market, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator.

(p)    “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(q)    “Option” means the right to purchase Shares at a stated price for a specified period of time.

(r)    “Participant” means an individual selected by the Administrator to receive an Award.

(s)    “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net sales; cost of sales; revenue; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; operating working capital; average accounts receivable; economic value added; customer satisfaction; operating margin; profit margin; sales performance; sales quota attainment; new sales; cross/integrated sales; client engagement; client acquisition; net promoter score; internal revenue growth; and client retention. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Administrator may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. In the case of Awards that the Administrator determines will not be considered “performance based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(t)    “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(u)    “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

4

(v)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(w)    “Plan” means this Fiserv, Inc. 2007 Omnibus Incentive Plan, as may be amended from time to time.

(x)    “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(y)    “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share.

(z)    “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, with respect to employee Participants, termination of employment from the Company and its Affiliates (for other than Cause): (i) on or after attainment of age fifty-five (55) and completion of twenty-five (25) years of service with the Company and its Affiliates; (ii) on or after attainment of age sixty-two (62) and completion of ten (10) years of service with the Company and its Affiliates; or (iii) on or after attainment of age sixty-five (65); provided that, with respect to Director Participants, “Retirement” means the Director’s resignation or failure to be re-elected on or after attainment of age sixty-two (62) and completion of six (6) years of service with the Company as a director.

(aa)    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb)    “Share” means a share of Stock.

(cc)    “Stock” means the Common Stock of the Company, par value of $0.01 per share.

(dd)    “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee)    “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3     Administration.

(a)    Administration.   In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)    Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

5

(c)    Indemnification.  The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.    Eligibility.  The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; an individual that the Company or an Affiliate has engaged to become an officer or employee; a consultant who provides services to the Company or its Affiliates; or a Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.    Types of Awards.  Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.    Shares Reserved under this Plan.

(a)    Plan Reserve.  Subject to adjustment as provided in Section 17, an aggregate of 10,000,000 Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held as treasury stock.

(b)    Aggregate Award Limits.  Subject to adjustment as provided in Section 17, the Company may issue only an aggregate of 2,500,000 Shares upon the exercise of incentive stock options and may issue only an aggregate of 4,000,000 Shares pursuant to “full-value awards.” For this purpose, a full-value award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.

(c)    Replenishment of Shares Under this Plan.  The aggregate number of Shares reserved under Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted. If, however, an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares may again be used for new Awards under this Plan under Section 6(a) and Section 6(b), but such Shares may not be issued pursuant to incentive stock options.

(d)    Participant Limitations.  Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i)	receiving Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares during any fiscal year of the Company;

(ii)	receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 120,000 Shares during any fiscal year of the Company;

(iii)	receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 120,000 Shares during any fiscal year of the Company;

6

(iv)	receiving Awards of Performance Units, the value of which is not based on the Fair Market Value of Shares, for more than $3,000,000 during any fiscal year of the Company;

(v)	receiving other Stock-based Awards pursuant to Section 13 relating to more than 120,000 Shares during any fiscal year of the Company;

(vi)	receiving an Annual Incentive Award in any single fiscal year of the Company that would pay more than $3,000,000; or

(vii)	receiving a Long-Term Incentive Award in any single fiscal year of the Company that would pay more than $6,000,000.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance based compensation that Code Section 162(m) provides.

7.    Options.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (i) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (ii) the number of Shares subject to the Option; (iii) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (iv) the terms and conditions of exercise; and (v) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.    Stock Appreciation Rights.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the number of Shares to which the SAR relates; (c) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SAR, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.    Performance and Stock Awards.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant’s death, Disability or Retirement; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

10.    Annual Incentive Awards.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance

7

period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

11.    Long-Term Incentive Awards.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

12.    Dividend Equivalent Units.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided that any Dividend Equivalent Units granted in connection with an Option, Stock Appreciation Right or other “stock right” within the meaning of Code Section 409A shall be set forth in a written arrangement that is separate from such Award, and to the extent the payment of such dividend equivalents is considered deferred compensation, such written arrangement shall comply with the provisions of Code Section 409A.

13.    Other Stock-Based Awards.  Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

14.    Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death; or (b) transfer an Award for no consideration.

15.    Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)    Term of Plan.  Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.

8

(b)    Termination and Amendment.  The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)    shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)    shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or the limits set forth in Section 6(d) (except as permitted by Section 17), or (B) an amendment that would diminish the protections afforded by Section 15(e).

(c)    Amendment, Modification or Cancellation of Awards.  Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 17 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(d)    Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)    Repricing and Backdating Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)    Foreign Participation.  To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

(g)    Code Section 409A.  The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

9

16.    Taxes.

(a)    Withholding.  In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award, or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)    No Guarantee of Tax Treatment.  Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.    Adjustment Provisions; Change of Control.

(a)    Adjustment of Shares.  If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than preferred stock purchase rights issued pursuant to the terms of the Company’s Shareholder Rights Agreement, dated as of February 24, 1998, as amended from time to time, or any successor to such Rights Agreement, or any similar stock purchase rights that the Company may authorize and issue in the future) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (b) and (d)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event,

10

whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)    Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)    Change of Control.  If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement, in the event of a Change of Control:

(i)    The successor or purchaser in the Change of Control transaction may assume an Award or provide a substitute award with similar terms and conditions, and preserving the same benefits, as the Award it is replacing.

(ii)    If the successor or purchaser in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i), then unless otherwise determined by the Board prior to the date of the Change of Control, immediately prior to the date of the Change of Control:

(A)    each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

(B)    Restricted Stock and Restricted Stock Units that are not then vested shall vest;

(C)    all Performance Shares and/or Performance Units that are earned but not yet paid shall be paid in cash in an amount equal to the value of the Performance Share and/or Performance Unit, and all Performance Shares and Performance Units for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of the value of the Performance Share and/or Performance Unit and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(D)    all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be cancelled in exchange for a cash payment in an amount determined by taking the product of: (1) the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award

11

is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

(E)    all Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

18.    Miscellaneous.

(a)    Other Terms and Conditions.   The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)    the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii)    restrictions on resale or other disposition of Shares; and

(iii)    compliance with federal or state securities laws and stock exchange requirements.

(b)    Employment and Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)    a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)    a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)    a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)    a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

12

Notwithstanding    the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.

(c)    No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)    Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)    Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)    Governing Law.  This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g)    Limitations on Actions.  Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)    Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)    Severability.  If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

13

Fiserv, Inc.

255 Fiserv Drive

Brookfield, Wisconsin 53045

(262) 879-5000

Fiserv, Inc. is located in the Brookfield Lakes Corporate Center. It is approximately 25 minutes from Milwaukee General Mitchell International Airport and 20 minutes from downtown Milwaukee.

From Chicago, go north on I-94 to Milwaukee. After entering Wisconsin, you will pass through Racine and Kenosha counties. Approaching Milwaukee County, watch for the I-894 bypass. This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Milwaukee’s Mitchell International Airport, take I-94 north to Milwaukee. As you approach Milwaukee, take the I-894 bypass. This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Moorland Road, go north approximately 3/4 mile (two stoplights) to Blue Mound Road/Highway 18. Turn left (west) on Blue Mound Road and continue approximately 1-1/2 miles (five stoplights), turning left at the stoplight into the entrance to Brookfield Lakes Corporate Center (you will see the Doubletree Hotel at this entrance).

Traveling from the west, exit I-94 at Blue Mound Road/Highway 18. Go east on Blue Mound Road approximately 1-1/2 miles (six stoplights), turning right at the stoplight into the entrance to Brookfield Lakes Corporate Center.

Once inside Brookfield Lakes, take Corporate Drive approximately 1/4 mile to Fiserv Drive and turn right. Fiserv Drive leads directly to the Fiserv headquarters.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
		Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2007.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the

    United States, Canada & Puerto Rico any time on a

    touch tone telephone. There is NO CHARGE to you

    for the call.

  • Follow the instructions provided by the recorded

    message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR the nominees listed below and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold	+

01 - K.M. Robak*	☐	☐	02 - T.C. Wertheimer*	☐	☐

*	Each to serve a three-year term expiring in 2010, and in each case until their successor is elected and qualified.

	For	Against	Abstain		For	Against	Abstain

2. To approve an amendment to our articles of incorporation to allow our by-laws to provide for a majority voting standard for the election of directors in uncontested elections.	☐	☐	☐	3. To approve the Fiserv, Inc. 2007 Omnibus Incentive Plan.	☐	☐	☐

4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.	☐	☐	☐	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 2 3 C V 0 1 2 4 2 3 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                 00P3GB

  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — FISERV, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FISERV, INC.

The undersigned hereby appoints JEFFERY W. YABUKI, DONALD F. DILLON, and CHARLES W. SPRAGUE as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common sock of Fiserv, Inc. held of record by the undersigned on March 20, 2007 at the Annual Meeting of Shareholders to be held on May 23, 2007 and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters. This card also constitutes voting instructions for any shares held for the undersigned in the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries (the “Plan”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) FOR the election of the indicated nominees as directors, (2) FOR the approval of an amendment to our articles of incorporation to allow our by-laws to provide for a majority voting standard for the election of directors in uncontested elections, (3) FOR the approval of the Fiserv, Inc. 2007 Omnibus Incentive Plan, and (4) FOR the ratification of the selection of Deloitte & Touche LLP as the registered independent public accounting firm of Fiserv, Inc. for 2007. For shares held under the Plan, if no direction is given to the trustee by 4:00 pm ET on May 21, 2007, the Plan’s trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

(Continued and to be signed on reverse side.)